EXHIBIT 99 (a)
Hearing Date: November 8, 2007 at 10:00 a.m.
Objection Deadline: November 2, 2007 at 4:00 p.m.
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
333 West Wacker Drive, Suite 2100
Chicago, Illinois 60606
(312) 407-0700
John Wm. Butler, Jr. (JB 4711)
George N. Panagakis (GP 0770)
Ron E. Meisler (RM 3026)
          - and -
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
Four Times Square
New York, New York 10036
(212) 735-3000
Kayalyn A. Marafioti (KM 9632)
Thomas J. Matz (TM 5986)
Attorneys for Delphi Corporation, et al.,
     Debtors and Debtors-in-Possession
Delphi Legal Information Hotline:
Toll Free: (800) 718-5305
International: (248) 813-2698
Delphi Legal Information Website:
http://www.delphidocket.com
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

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:
In re	:	Chapter 11
:
DELPHI CORPORATION, et al.,	:	Case No. 05-44481 (RDD)
:
	:	(Jointly Administered)
:
Debtors.	:
:
×
EXPEDITED MOTION FOR ORDER UNDER 11 U.S.C. §§ 105(a), 363(b), 503(b), AND 507(a)
AUTHORIZING AND APPROVING AMENDMENT TO
DELPHI-APPALOOSA EQUITY PURCHASE AND COMMITMENT AGREEMENT
(“DELPHI-APPALOOSA INVESTMENT AGREEMENT AMENDMENT MOTION”)

          Delphi Corporation (“Delphi” or the “Company”) and certain of its subsidiaries and affiliates, debtors and debtors-in-possession in the above-captioned cases (the “Debtors”), submit this expedited motion (the “Motion”) for an order under 11 U.S.C. §§ 105(a), 363(b), 503(b), and 507(a) authorizing and approving the Delphi-Appaloosa Equity Purchase and Commitment Agreement Amendment (as defined below) attached to the proposed order submitted herewith as Attachment 1 and respectfully represent as follows:
Background
A.	The Chapter 11 Filings
          1. On October 8 and 14, 2005, the Debtors filed voluntary petitions in this Court for reorganization relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1330, as then amended (the “Bankruptcy Code”). The Debtors continue to operate their businesses and manage their properties as debtors-in-possession under Bankruptcy Code sections 1107(a) and 1108. This Court has ordered joint administration of these cases.
          2. No trustee or examiner has been appointed in these cases. On October 17, 2005, the Office of the United States Trustee (the “U.S. Trustee”) appointed an official committee of unsecured creditors (the “Creditors’ Committee”). On April 28, 2006, the U.S. Trustee appointed an official committee of equity holders (the “Equity Committee,” and together with the Creditors’ Committee, the “Statutory Committees”).
          3. On September 6, 2007, the Debtors filed the Joint Plan Of Reorganization Of Delphi Corporation And Certain Affiliates, Debtors And Debtors-In Possession (Docket No. 9263) (the “Plan”) and the Disclosure Statement With Respect To Joint Plan Of Reorganization Of Delphi Corporation And Certain Affiliates, Debtors And Debtors-In Possession (Docket No. 9264) (the “Disclosure Statement”). While no order approving the Disclosure Statement or confirming the Plan has yet been entered by this Court, the Court commenced the hearing on the

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Disclosure Statement and related solicitation procedures motion on October 3, 2007 and has entered two Orders with respect thereto on October 9, 2007 (Docket No. 10497) and October 19, 2007 (Docket No. 10662). This Motion is filed pursuant to the October 19th Order which provides for a November 8, 2007 hearing on this Motion if filed and served on October 29, 2007.
          4. This Court has jurisdiction over this motion pursuant to 28 U.S.C. §§ 157 and 1334. Venue is proper pursuant to 28 U.S.C. §§ 1408 and 1409. This matter is a core proceeding under 28 U.S.C. § 157(b)(2).
          5. The statutory predicates for the relief requested herein are sections 105(a), 363(b), 503(b), and 507(a) of the Bankruptcy Code and rule 6004 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”).
B.	Current Business Operations Of The Debtors
          6. Delphi and its subsidiaries and affiliates (collectively, the “Company”) as of December 31, 2006 had global net sales of $26.4 billion and global assets of approximately $15.4 billion.1 At the time of its chapter 11 filing, Delphi ranked as the fifth largest public company business reorganization in terms of revenues and the thirteenth largest public company business reorganization in terms of assets. Delphi’s non-U.S. subsidiaries are not chapter 11 debtors and continue their business operations without supervision from the Court.2
          7. The Company is a leading global technology innovator with significant engineering resources and technical competencies in a variety of disciplines, and is one of the

[1]	The aggregated financial data used herein generally consists of consolidated information from Delphi and its worldwide subsidiaries and affiliates as disclosed in the Company’s Form 10-K filed on February 27, 2007.

[2]	On March 20, 2007, Delphi Automotive Systems Espana S.L. (“DASE”), whose sole operation is a non-core automotive component plant in Cadiz, Spain, filed a “Concurso” application for a Spanish insolvency proceeding, which was approved by the Spanish court on April 13, 2007. On July 4, 2007, DASE, its Concurso receivers, and the Cadiz workers councils and unions reached a settlement on a social plan, the funding of which was approved by this Court on July 19, 2007. The Spanish court approved the social plan on July 31, 2007. The Concurso proceeding is consistent with Delphi’s transformation plan to optimize its manufacturing footprint and to lower its overall cost structure.

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largest global suppliers of vehicle electronics, transportation components, integrated systems and modules, and other electronic technology. The Company supplies products to nearly every major global automotive original equipment manufacturer (“OEM”).
          8. Delphi was incorporated in Delaware in 1998 as a wholly-owned subsidiary of General Motors Corporation (“GM”). Prior to January 1, 1999, GM conducted the Company’s business through various divisions and subsidiaries. Effective January 1, 1999, the assets and liabilities of these divisions and subsidiaries were transferred to the Company under a Master Separation Agreement between Delphi and GM. In connection with these transactions, Delphi accelerated its evolution from a North American-based, captive automotive supplier to a global supplier of components, integrated systems, and modules for a wide range of customers and applications. Although GM is still the Company’s single largest customer, today more than half of Delphi’s revenue is generated from non-GM sources.
C.	Events Leading To The Chapter 11 Filing
          9. In the first two years following Delphi’s separation from GM, the Company generated approximately $2 billion in net income. Every year thereafter, however, with the exception of 2002, the Company has suffered losses. In calendar year 2004, the Company reported a net loss of approximately $4.8 billion on $28.6 billion in net sales.3 In 2005 Delphi incurred net losses of approximately $2.4 billion on net sales of $26.9 billion. In 2006 the Debtors incurred a net loss of $5.5 billion, $3.0 billion of which comprised charges related to the U.S. employee special attrition programs.

[3]	Reported net losses in calendar year 2004 reflect a $4.1 billion tax charge, primarily related to the recording of a valuation allowance on U.S. deferred tax assets as of December 31, 2004. The Company’s net operating loss in calendar year 2004 was $482 million.

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          10. The Debtors believe that the Company’s financial performance deteriorated because of (i) unsustainable U.S. legacy liabilities and operational restrictions that have prevented the Debtors from exiting unprofitable, non-core operations, all of which have contributed to relatively high and largely fixed labor costs, (ii) a competitive vehicle production environment for domestic OEMs resulting in a reduction of GM’s annual U.S. production and related pricing pressures, and (iii) increasing commodity prices.
          11. In light of these factors, the Company determined that it would be imprudent and irresponsible to defer addressing and resolving its U.S. legacy liabilities, product portfolio, operational issues, and forward-looking revenue requirements. Because discussions with its major stakeholders had not progressed sufficiently by the end of the third quarter of 2005, the Company commenced these chapter 11 cases for its U.S. businesses to complete its transformation plan and preserve value for its stakeholders.
D.	The Debtors’ Transformation Plan
          12. On March 31, 2006, the Company outlined the key tenets of a transformation plan that it believed would enable it to return to stable, profitable business operations. The Debtors stated that they needed to focus on five key areas: 4 first, modifying the

[4]	As discussed in further detail in this Motion, in furtherance of the Debtors’ transformation plan, on December 18, 2006, the Debtors announced their execution of an equity purchase and commitment agreement with certain investors (the “Original EPCA”) and a plan framework support agreement with those investors and GM. On July 9, 2007, Delphi confirmed that it had formally terminated the Original EPCA agreement and related plan framework support agreement. On July 18, 2007, Delphi announced that it had accepted a new proposal for an equity purchase and commitment agreement (the “Delphi-Appaloosa EPCA”) submitted by a group comprising a number of the original plan investors (affiliates of Appaloosa Management L.P., Harbinger Capital Partners Master Fund I, Ltd., Merrill Lynch, Pierce, Fenner & Smith Inc., and UBS Securities LLC) as well as Goldman Sachs & Co. and an affiliate of Pardus Capital Management, L.P. (collectively, the “New Plan Investors”). Under the Delphi-Appaloosa EPCA, the New Plan Investors agreed to invest up to $2.55 billion in preferred and common equity in the reorganized Delphi to support the Company’s transformation plan and plan of reorganization. This Court approved the Delphi-Appaloosa EPCA on August 2, 2007.

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Company’s labor agreements to create a competitive arena in which to conduct business; 5 second, concluding their negotiations with GM to finalize GM’s financial support for the Debtors’ legacy and labor costs and to ascertain GM’s business commitment to the Company; 6 third, streamlining their product portfolio to capitalize on their world-class technology and market strengths and make the necessary manufacturing alignment with their new focus;7 fourth, transforming their salaried workforce to ensure that the Company’s organizational and cost

[5]	As of August 29, 2007, this Court has entered the following orders approving settlements between Delphi and each of its U.S. labor unions:
•	International Union, United Automobile, Aerospace, and Agricultural Implement Workers of America (Docket No. 8693);

•	International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers-Communication Workers of America (Docket No. 9106);

•	International Association of Machinists and Aerospace Workers and its District 10 and Tool and Die Makers Lodge 78, the International Brotherhood of Electrical Workers and its Local 663, and Locals 832S, 18S, and 101S of the International Union of Operating Engineers (Docket No. 9107); and

•	United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union and USW Local 87L (Docket No. 9169).

[6]	On September 4, 2007, at Delphi’s request, this Court entered an order withdrawing without prejudice Delphi’s motion for order under sections 1113(c) and 1114(g) of the Bankruptcy Code authorizing rejection of collective bargaining agreements and modification of retiree welfare benefits (Docket No. 9221).

[7]	In connection with their March 31, 2006 announced transformation plan, the Debtors classified “core” and “non-core” product lines and plants. The Debtors have been working to divest non-core assets so as to maximize the value of their estates for stakeholders. During the 2006 and 2007 calendar years, for example, the Debtors sold substantially all of the assets related to MobileAria, Inc., their chapter 11 affiliate, and their brake hose and catalyst businesses. The Debtors also obtained court approval for the sale of substantially all of the assets of their Saltillo, Mexico brake plant business. In addition, as announced publicly, the Debtors anticipate selling additional non-core assets, including, without limitation, their steering, interior, and closures businesses.

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     structure is competitive and aligned with its product portfolio and manufacturing footprint;8 and devising a workable solution to their current pension situation.9
E.	The Debtors’ Plan Of Reorganization And GM Settlement
          13. By filing the Plan and related Disclosure Statement on September 6, 2007, the Debtors reached another key milestone in their chapter 11 cases. The Plan is based upon a series of global settlements and compromises that involve every major constituency in the Debtors’ reorganization cases, including GM. Attached as exhibits to the Plan are two agreements, a Global Settlement Agreement and a Master Restructuring Agreement (the “GM Settlement Documents”), which provide for a comprehensive settlement with GM. Both agreements are subject to this Court’s approval as part of the confirmation process.
          14. A hearing on the Debtors’ solicitation procedures and Disclosure Statement commenced on October 3, 2007 and is scheduled to continue on November 8, 2007. If this Court authorizes the Debtors to begin soliciting acceptances or rejections of the Plan (as

[8]	As part of this effort, effective July 1, 2006, the Company realigned its business operations to focus its product portfolio on core technologies for which the Company believes it has significant competitive and technological advantages. The Company’s revised operating structure consists of its four core business segments: Electronics and Safety, Thermal Systems, Powertrain Systems, and Electrical/Electronic Architecture. The Company also has two additional segments, Steering and Automotive Holdings Group, which will be transitioned as part of the Company’s transformation plan. To ensure that their organizational and cost structure is competitive, the Debtors obtained an Order Under 11 U.S.C. § 363(b) And Fed. R. Bankr. P. 6004 Authorizing Debtors To Enter Into Finance Outsourcing Agreement on April 23, 2007 (Docket No. 7773) (the “Finance Outsourcing Order”). The Finance Outsourcing Order authorized the Debtors to outsource certain of the Debtors’ accounts receivable, accounts payable, fixed assets, travel and expense reporting, general ledger, and contract administration processes and significantly reduce SG&A expenses as part of their transformation plan.

[9]	To that end, on May 31, 2007, this Court granted the Debtors’ motion for authority to perform under the terms of those certain September 30, 2006 pension plan year funding waivers, which were approved by the IRS on May 1, 2007, for both the Delphi Hourly-Rate Employees Plan and the Delphi Retirement Program for Salaried Employees (collectively, the “Pension Plans”). On July 13, 2007, the IRS modified the conditional funding waivers granted to Delphi related to the Pension Plans, extending the dates by which Delphi is required to file a plan of reorganization and emerge from chapter 11 to December 31, 2007 and February 29, 2008, respectively. On September 28, 2007, the IRS approved a similar waiver with respect to the Delphi Hourly-Rate Employees Plan for the September 30, 2007 pension plan year. On October 4, 2007, the IRS, at Delphi’s request, further modified the conditions to the initial waivers so that they are generally consistent with the conditions to the most recent waiver. On October 25, 2007, this Court granted the Debtors’ motion for authority to perform under the terms of that waiver.

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such Plan may be modified) by November 21, 2007, the Debtors expect that the confirmation hearing on the Plan will be conducted on January 10 and 11, 2007 and the Debtors will commence the rights offering contemplated by the Plan later in January 2008 and emerge from chapter 11 as soon as practicable thereafter during the first quarter of 2008.
          15. Upon the conclusion of the reorganization process, the Debtors expect to emerge as a stronger, more financially sound business with viable U.S. operations that are well-positioned to advance global enterprise objectives. In the meantime, Delphi will marshal all of its resources to continue to deliver high-quality products to its customers globally. Additionally, the Company will preserve and continue the strategic growth of its non-U.S. operations and maintain its prominence as the world’s premier auto supplier.
F.	Background Of The Delphi-Appaloosa Equity Purchase And Commitment Agreement
          16. The Original EPCA. In the summer of 2006, Appaloosa Management L.P. (“Appaloosa”) and Harbinger Capital Partners Master Fund I, Ltd. (“Harbinger”), as significant stakeholders of the Debtors, negotiated and entered into non-disclosure agreements with the Debtors pursuant to which they obtained certain information from and about the Debtors and their businesses and engaged in discussions regarding various potential reorganization structures and related matters, including the potential requirement for a substantial equity investment in Delphi to facilitate the Debtors’ restructuring. Following several months of negotiations among Delphi, GM, the Statutory Committees, Appaloosa, Harbinger, and other potential investors, on December 18, 2006, the Debtors announced their execution of an equity purchase and commitment agreement (the “Original EPCA”) with affiliates of Appaloosa, Cerberus Capital Management, L.P. (“Cerberus”), and Harbinger, as well as Merrill Lynch & Co. (“Merrill”) and UBS Securities LLC (“UBS”) (collectively, the “Original Investors”), and a plan framework support agreement (the “Original PSA,” and together with the Original EPCA, the “Original

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Framework Agreements”) with the Original Investors and GM.10 After a contested hearing, on January 12, 2007, this Court authorized the Debtors to enter into the Original Framework Agreements.11 On January 18, 2007, the Original Framework Agreements were fully executed.
          17. Original EPCA Amendments, Termination, And Related Events. On February 28, 2007, Delphi announced that it had entered into an amendment to the Original EPCA with the Original Investors. The amendment revised, among other things, the provision of the Original EPCA granting Delphi and the affiliates of two Original Investors, Cerberus and Appaloosa, the right to terminate the Original EPCA if Delphi did not reach tentative labor agreements with its principal labor unions and a consensual settlement of legacy issues with GM by January 31, 2007. The amendment extended the termination deadline to a future date to be determined through a notice mechanism. The amendment also extended the deadline for making certain regulatory filings under the federal antitrust laws.12
          18. On April 19, 2007, Delphi confirmed that it anticipated negotiating additional changes to the Original EPCA and amendments to the Original PSA, and that none of the parties to the Original EPCA or the Original PSA had issued a termination notice. The

[10]	As previously discussed in the Debtors’ motion for approval of the Original EPCA and the Original PSA, the Original EPCA and Original PSA were the product of framework discussions that commenced in August 2006 and culminated in the Debtors’ December 18 announcement. The Original PSA, as well as the economics and structure of the plan framework itself, were expressly conditioned on reaching consensual agreements with Delphi’s U.S. labor unions and GM. Both Delphi and the Original Investors were permitted to terminate the Original EPCA (which would terminate the Original PSA) if consensual agreements were not reached with labor and GM that were acceptable to each party in their sole discretion. See Expedited Motion for Order Authorizing and Approving The Equity Purchase and Commitment Agreement Pursuant to Sections 105(a), 363(b), 503(b), and 507(a) of the Bankruptcy Code and the Plan Framework Support Agreement Pursuant To Sections 105(a), 363(b), and 1125(e) of the Bankruptcy Code, dated December 18, 2006 (Docket No. 6179).

[11]	See Order Authorizing and Approving The Equity Purchase and Commitment Agreement Pursuant to Sections 105(a), 363(b), 503(b) and 507(a) of the Bankruptcy Code and the Plan Framework Support Agreement Pursuant to Sections 105(a), 363(b) and 1125(e) of the Bankruptcy Code, dated January 12, 2007 (Docket No. 6589).

[12]	In furtherance of the transactions contemplated by the Original EPCA, on March 7, 2007, Delphi filed with the United States Securities and Exchange Commission a registration statement on Form S-1 regarding the rights offering for Delphi common stock.

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primary reason for the negotiations was the differing views of Delphi, the Original Investors, GM, and the Statutory Committees as to the enterprise value of a reorganized Delphi. By early July 2007, Delphi had determined that it would be unable reach agreements with its various constituencies and investors that would permit the Original Framework Agreements to serve as a basis for the Debtors’ plan of reorganization. Accordingly, on July 9, 2007, Delphi publicly disclosed that it had terminated the Original EPCA and the Original PSA, and that it expected to enter into new framework agreements at some point in July 2007.13
          19. The Delphi-Appaloosa EPCA. On July 18, 2007, Delphi announced that it had accepted a new proposal for an equity purchase and commitment agreement with the affiliates of lead investor Appaloosa Management L.P.; Harbinger Capital Partners Master Fund I, Ltd.; Merrill Lynch, Pierce, Fenner & Smith Inc., UBS; Goldman Sachs & Co.; and Pardus Capital Management L.P. (the “Delphi-Appaloosa EPCA”14). The Delphi-Appaloosa EPCA outlined the terms of the investment and the expected treatment of the Debtors’ stakeholders in its anticipated plan of reorganization and provided a framework for several other aspects of the

[13]	On July 7, 2007, pursuant to section 12(g) of the Original EPCA, Delphi sent a termination notice of the Original EPCA to the other parties to the Original EPCA. Upon the termination of the EPCA, a Termination Event (as defined in the Original PSA) occurred, and all obligations of the parties to the Original PSA under the Original PSA were immediately terminated. As a consequence, the terms of the Original Framework Agreements were of no further force and effect.

[14]	As referenced in the Delphi-Appaloosa EPCA and used herein, “Investors” means A-D Acquisition Holdings, LLC (an affiliate of Appaloosa) (“ADAH”), Harbinger Del-Auto Investment Co. Ltd. (an affiliate of Harbinger), Pardus DPH Holding LLC (an affiliate of Pardus), GS, Merrill, and UBS. In connection with the Delphi-Appaloosa EPCA, Appaloosa, Harbinger, and Pardus Special Opportunities Master Fund L.P. (collectively, the “Commitment Parties”), are also executing certain equity commitment letters (the “Commitment Letters,” along with the Investment Proposal Letter (the “Proposal Letter”) and the Delphi-Appaloosa EPCA, collectively, the “Investment Agreements”)) in support of the obligations of their respective affiliate Investors under the Delphi-Appaloosa EPCA. The Commitment Letters, in turn, set forth the terms and conditions upon which the Commitment Parties will provide the funding to the Investors that will be necessary to enable the Investors to make the investment called for under the Delphi-Appaloosa EPCA. The Investors and the Commitment Parties are collectively referred to herein as the “Plan Investors”; when the term “Plan Investors” is used in connection with a specific agreement, the term includes only those Plan Investors as defined in such agreement.

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Debtors’ reorganization. On August 2, 2007, this Court authorized and approved the Delphi-Appaloosa EPCA.15
          20. Under the terms of the Delphi-Appaloosa EPCA, the Plan Investors committed to purchase $800 million of Series A Preferred Stock and Series B Preferred Stock and approximately $175 million of New Common Stock in reorganized Delphi. Additionally, on the terms and subject to the conditions of the Delphi-Appaloosa EPCA, the Plan Investors committed to purchase any unsubscribed shares of new common stock in connection with the approximately $1.575 billion rights offering that was to be made available to holders of Delphi’s existing common stock. The rights offering was to have commenced following confirmation of Delphi’s Plan and conclude at least 30 days thereafter, but prior to Delphi’s emergence from chapter 11. Altogether, the Plan Investors would invest up to $2.55 billion in the reorganized Company pursuant to the Investment Agreement. 16
G.	Events Leading To The Delphi-Appaloosa EPCA Amendment
          21. Following the approval by this Court of the Delphi-Appaloosa EPCA on August 2, 2007 and the filing of the Debtors’ Plan on September 6, 2007, the occurrence of various events in Delphi’s chapter 11 cases and in the broader economy required the Debtors to make changes to their five year business plan, the proposed capital structure of reorganized Delphi, and some of the distributions contemplated under the Plan. As discussed below, these events, together with others resulting from the considerable progress that the Debtors have made

[15]	See Order Authorizing And Approving Delphi-Appaloosa Equity Purchase And Commitment Agreement Purusant To 11 U.S.C. §§ 105(a), 363(b), 503(b), And 507(a) dated August 2, 2007 (Docket No. 8856).

[16]	See Expedited Motion For Order Authorizing And Approving Delphi-Appaloosa Equity Purchase And Commitment Agreement Pursuant To 11 U.S.C. §§ 105(a), 363(b), 503(b), And 507(a), dated July 18, 2007 (the “Delphi-Appaloosa Investment And Plan Framework Motion”) (Docket No. 8673). The Delphi-Appaloosa Investment And Plan Framework Motion contains a summary of the material terms of the Delphi-Appaloosa EPCA.

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in their restructuring, are reflected in the amendment to the Delphi-Appaloosa EPCA attached to the proposed order submitted herewith (the “Delphi-Appaloosa EPCA Amendment” or the “Amendment”). Importantly, unlike when the Plan Investors reserved on the contents of the Disclosure Statement and Plan when filed on September 6, 2007 – pursuant to the Amendment (and based on the terms thereof), the Plan Investors will have approved the Disclosure Statement and Plan (as amended by the potential amendments also filed today), the GM Definitive Documents (as amended by the amendment also filed today), the Labor MOUs with each of the Debtors’ six US labor unions, certain disclosures made by the Debtors to the Plan Investors under the Investment Agreement and related matters.
          22. Reduced GMNA Volume Projections. One challenge for the Debtors’ near-term restructuring plan is that the projections made by leading industry analysts for GM North America (“GMNA”) production volume were revised in late September, 2007 to reflect a material decrease for 2008 (as well as 2009-2011) to levels below the assumptions in the Debtors’ five year business plan. Delphi uses Global Insight, formerly known as Data Resources, Inc. (“GI/DRI”), a third-party forecasting service, as the basis for certain business plan assumptions regarding anticipated customer production and vehicle volumes. When incorporating the GI/DRI forecasts into its business model, Delphi uses its historical knowledge of the automotive industry to further refine forecasts related to GMNA production. Because GMNA has been and continues to be a significant component of Delphi’s revenue plan, a change in GMNA production can have a material impact on Delphi’s forecasted revenue, particularly when the predicted volume reductions relate to vehicle programs in which Delphi provides a high percentage of content.

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          23. In September 2007, GI/DRI revised its outlook for GMNA production volumes. Delphi reviewed the GI/DRI forecasts and discussed the basis for the predictions with GI/DRI and GM. GI/DRI adjusted its forecasts on the basis of a number of macroeconomic factors, some of which Delphi believes are overstated or will be mitigated in ways not contemplated by GI/DRI. Although GI/DRI has predicted a material decrease in GMNA production throughout the period covered by Delphi’s business plan (2008 through 2011), after discussions with GM, and based on its own historical experience with GM and GI/DRI, Delphi has concluded that GMNA will have a short term inventory adjustment period rather than the long-term sales reduction of the magnitude forecast by GI/DRI. Accordingly, Delphi has left its GMNA projections for 2009 through 2011 unchanged but has reduced its projections for 2008.
          24. Capital Markets Dislocation. Because of the severe dislocation in the capital markets in the second half of 2007, the Debtors have been unable to obtain the level of new financing required upon emergence from Chapter 11 that they contemplated when this Court approved the Delphi-Appaloosa EPCA. As contemplated during the summer of 2007, Delphi anticipated that reorganized Delphi would be able to obtain new, long-term financing composed of a $1.6 billion asset-based revolving facility, a $5.6 billion exit term loan, and $1.5 billion in unsecured notes. By early September, however, the debt market had suffered a severe correction. Based on extensive discussions with potential lenders, the Debtors concluded that there was insufficient market support to provide financing of the scope or structure originally contemplated. Given the continuing uncertainty in the market, by late September, the Debtors had begun discussing alternative proposals. Subsequently, the Debtors entered into discussions with various potential lenders concerning a new proposed financing package that would include

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a $1.6 billion asset-based first-lien revolver, a first-lien term facility of at least $3.7 billion, and a senior secured second-lien term facility of up to $1.5 billion.
          25. Based on certain recent activity in the debt markets, conditions for borrowers in Delphi’s position appear to have improved moderately since the interest rate cut announced by the Federal Reserve Board earlier this fall. The Debtors have worked diligently to take advantage of this relative improvement in what remains a challenging financial environment by moving expeditiously to obtain the financing they believe they will need upon the conclusion of these chapter 11 cases. The Debtors are in advanced discussions with various potential lenders concerning their revised financing arrangements, and intend to file with this Court, prior to the November 8th hearing on this Motion and continued hearing on the Disclosure Statement, a motion for approval to obtain exit financing substantially on the terms outlined above. While the Debtors believe that they will be successful in obtaining and closing the modified exit financing on appropriate terms and conditions, the revised exit financing package does not provide sufficient excess cash to make in excess of $3 billion in cash distributions to general unsecured creditors and GM necessitating plan currency revisions in the Plan.
          26. Progress In Delphi’s Restructuring. Finally, as a result of the considerable progress that the Debtors have made in achieving their restructuring goals since this Court approved the Delphi-Appaloosa EPCA, a number of the terms in the Delphi-Appaloosa EPCA have been superseded. For example, as discussed above, since August 2007, Delphi has reached consensual settlements and entered into memoranda of understanding with all of its major unions (collectively, the “Labor MOUs”), and in September 2007, the Debtors filed the Plan, along with definitive settlement documents with GM. Likewise, a number of other events contemplated by the Delphi-Appaloosa EPCA have already occurred, including the payment to the Plan Investors

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of certain commitment fees and the delivery to the Plan Investors by the Company of a new business plan and a disclosure letter concerning exceptions to the Company’s representations and warranties (the “Disclosure Letter”) in the Delphi-Appaloosa EPCA.
          27. Accordingly, as a consequence of the revised of GMNA demand projections, the adverse conditions in the financial markets, and the continuing progress of the Debtors’ restructuring, the Debtors and the Plan Investors determined that the Delphi-Appaloosa EPCA should be amended.
H.	The Delphi-Appaloosa EPCA Amendment
          28. The combination of the decrease in GMNA forecasts and related uncertainties in the automotive sector, the Debtors’ inability to obtain exit financing at the level previously contemplated and the related uncertainties in capital market transactions in the automotive sector, the changes to the Company’s business plan (and the resulting minor adjustment to Delphi’s enterprise valuation, and changes required by the Plan Investors to obtain their approval of the Disclosure Statement, Plan, GM and labor settlements and other disclosures and related agreements have affected various provisions of the Delphi-Appaloosa EPCA, including the terms of the Plan Investors’ proposed investment in the Company. The principal material provisions of the Amendment are discussed below.
          29. Plan Investor Investments; Rights Offering. Although the Delphi-Appaloosa EPCA Amendment does not alter the amount of the Plan Investors’ proposed investment in the Company, it does modify the terms of this investment in a manner that is generally consistent with the variance in the reduced level of enterprise valuation at which the Creditors’ Committee is prepared to recommend that unsecured creditors accept revised plan currency (now equity and the right to participate in a discount rights offering) for deemed “par plus accrued” treatment under the Plan. Under the existing Delphi-Appaloosa EPCA, the Plan

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Investors agreed to commit to purchase (a) approximately $175 million of common stock in the reorganized Delphi (the “Direct Subscription Shares”) and $800 million of preferred shares in the reorganized Delphi (the “Preferred Shares”) and (b) any unsubscribed shares of common stock in connection with a discount rights offering (the “Rights Offering”) to existing common stock holders (the “Back Stop Commitment”). The Amendment has no effect on the amount of the Plan Investors’ proposed investment. Pursuant to the Amendment, however, the Plan Investors would receive an aggregate amount of 5,002,970 Direct Subscription Shares and 24,916,691 Preferred Shares rather than 4,558,479 Direct Subscription Shares and 12,207,104 Preferred Shares under the Delphi-Appaloosa EPCA.17 The price of the Series A Preferred Shares has been reduced from $31.28 to $29.67 per share, and the price of the Series B Preferred Shares has been reduced from $38.39 to $34.98 per share.
          30. The Rights Offering contemplated by the Delphi-Appaloosa EPCA provided that Delphi would have distributed certain rights (the “Rights”) to holders of common stock to purchase their pro rata share of 41,026,311 shares of new common stock at a purchase price of $38.39 per share. Pursuant to the Amendment, General Unsecured Creditors (as defined in the Plan), rather than common stock holders, will be the only stakeholders eligible to participate in the Rights Offering. Under the Amendment, each General Unsecured Creditor will be entitled to purchase its portion of 45,026,801 shares of new common stock at a purchase price of $34.98 per share. The Amendment also would permit the implementation of an oversubscription mechanism required by the Creditors’ Committee to obtain the Committee’s approval of the Plan, pursuant to which eligible holders that purchase their full pro rata share of

[17]	References to the number of shares in various sections of this Motion and the Delphi-Appaloosa EPCA are preliminary estimates based on current assumptions regarding, among other items, amounts of unsecured claims and accrued interest, assumed net debt at emergence from Chapter 11, and the date of emergence. Changes in these assumptions may affect the actual number of shares issued pursuant to the Delphi-Appaloosa EPCA. See, e.g., Delphi-Appaloosa EPCA §§ 1(c), 2(a), 3(d).

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Rights will be able to subscribe for additional Rights for a purchase price per share set forth in the Plan.
          31. The Plan Investors’ Backstop Commitment would remain unchanged under the Amendment. The Plan Investors would commit to purchase the number of shares that were offered through the Rights Offering to Eligible Holders, but whose rights were not properly exercised (the “Unsubscribed Shares”). In the event that no shareholders were to subscribe to the Rights Offering, the Plan Investors, through the Back Stop Commitment, would purchase all of the Unsubscribed Shares for approximately $1.575 billion. Altogether, through the Back Stop Commitment and the purchase of the Direct Subscription Shares and the Preferred Shares, the Plan Investors could invest up to $2.55 billion in the reorganized Debtors.
          32. Preferred Stock And Second Lien Financing For GM. The Amendment provides for the issuance of new preferred stock to GM as part of the Debtors’ Plan and contains a new covenant pursuant to which the Company would agree to arrange certain debt financing for the benefit of GM in accordance with the terms set forth in a new Exhibit E to the Delphi-Appaloosa EPCA. Pursuant to Exhibit E, the Company would agree to secure $1.5 billion in second lien debt as part of its exit financing package. Of this amount, at least $750 million would be raised through an independent third-party financing source prior to the emergence, with all proceeds payable to GM. The remaining $750 would take the form of a note provided to GM having the same terms as provided in connection with the third-party financing.
          33. Additional Provisions Concerning Financing. The Amendment provides for inclusion of an additional representation by the Company that it has delivered a “best efforts” financing letter to be attached as new Exhibit D to the Delphi-Appaloosa EPCA (the “Financing Letter”) and has paid any associated fees. A new covenant to be included under the Amendment

17

would require the Company to use commercially reasonable efforts to obtain the financing described in the Financing Letter. In addition, the Amendment contains additional conditions to effectiveness related to financing that requires the Company to (a) have availability of at least $1.4 billion (including at least $100 million available for letters of credit) under an asset-based loan facility and (b) demonstrate that interest expense on the Company’s indebtedness for 2008 will not exceed $575 million.
          34. Limitation On Trade And Unsecured Claims. The Amendment would provide for a new condition to the effectiveness of the Delphi-Appaloosa EPCA that the aggregate amount of all Trade and Other Unsecured Claims (as defined in the Plan) that have been asserted or scheduled but not yet disallowed shall be allowed or estimated for distribution by the Bankruptcy Court to be no more than $1.45 billion, excluding all allowed accrued post-petition interest thereon.
          35. Elimination Of Certain Covenants, Conditions, And Termination Rights. The Amendment reflects the achievement of various milestones in the Debtors’ chapter 11 cases since this Court approved the Delphi-Appaloosa EPCA discussed above. These include the execution and Court approval of the Labor MOUs, the conclusion of definitive settlement documents with GM, and the filing of the Debtors’ Plan and Disclosure Statement. The Amendment also reflects that Delphi has delivered to the Plan Investors a revised business plan, the Disclosure Letter, and a commitment letter related to exit financing. A number of conditions to the effectiveness of the Delphi-Appaloosa EPCA or covenants therein required the completion of these and similar actions. As these have now been completed, the Amendment removes the conditions and covenants associated with them. Several other conditions have been removed or reduced in scope, including those related to the occurrence of strikes and the Plan Investors’

18

approval rights with respect to material investment documents. In addition, the amount of net debt required upon emergence has been reduced from $7.159 billion to $5.2 billion. Finally, given that the Company has now provided the Disclosure Letter to the Plan Investors, the Amendment eliminates the Plan Investors’ right to terminate the Delphi-Appaloosa EPCA if not satisfied with the Disclosure Letter.
          36. Other Provisions. Perhaps the most significant developments since this Court’s approval of the Delphi-Appaloosa EPCA on August 2, 2007 have been the filing of the Debtors’ Plan and related Disclosure Statement and the conclusion of the GM Settlement Documents. Because neither of these events had occurred when the Delphi-Appaloosa EPCA was executed, Exhibit B of the Delphi-Appaloosa EPCA contained an outline of the Debtors’ proposed framework, which included distributions to be made to creditors and shareholders and the treatment of GM’s claims. The Amendment would delete Exhibit B and replace all references thereto in the Delphi-Appaloosa EPCA with references to the Plan or the GM Settlement Documents, as applicable.
          37. The Amendment would acknowledge that the commitment letters provided by affiliates of certain of the Plan Investors (as defined in the Delphi-Appaloosa EPCA, the “Commitment Parties”) have been terminated and that the Commitment Parties have executed new commitment letters that take into account the provisions set forth in the Amendment. In addition, the Amendment updates the Company’s representations and warranties concerning SEC Documents (as defined in the Delphi-Appaloosa EPCA) and extends the deadline for finalizing certain key documents related to the transactions contemplated in the Delphi-Appaloosa EPCA. These documents include the certificates of designation for the

19

Preferred Shares and the registration rights agreement. Finally, the Amendment contains a new condition that requires the Company to obtain a release and exculpation for each Plan Investor.
Relief Requested
          38. By this Motion, the Debtors seek entry of an order authorizing and approving the Debtors’ entry into the Delphi-Appaloosa EPCA Amendment pursuant to sections 105(a), 363(b), 503(b), and 507(a) of the Bankruptcy Code, and waiving the 10-day stay under Bankruptcy Rule 6004(g).
Applicable Authority
A.	Approval Of The Delphi-Appaloosa EPCA Amendment
          39. Bankruptcy Code section 363(b)(1) permits a chapter 11 debtor to use property of the estate “other than in the ordinary course of business” after notice and a hearing. 11 U.S.C. § 363(b)(1). This Court may authorize use of estate property outside the ordinary course of business if a debtor demonstrates a sound business justification for it. In re Lionel Corp., 722 F.2d 1063, 1071 (2d Cir. 1983) (business judgment rule requires finding that good business reason exists to grant debtor’s application under section 363(b)); In re Delaware Hudson Ry. Co., 124 B.R. 169, 179 (Bankr. D. Del. 1991). This “business judgment” test is premised on the debtor’s business judgment that the proposed use of property of the estate would be beneficial to the estate. Cf. Orion Pictures Corp. v. Showtime Networks, Inc. (In re Orion Pictures Corp.), 4 F.3d 1095, 1099 (2d Cir. 1993) (analyzing business judgment standard under section 365). To a bankruptcy court,“‘business judgment’ . . . is just that – a judgment of the sort a businessman would make.” Id.
          40. Once the debtor articulates a valid business justification, the business judgment rule creates “a presumption that in making a business decision the directors of a

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corporation acted on an informed basis, in good faith and in the honest belief that the action was in the best interests of the company.” In re Integrated Resources, Inc., 147 B.R. 650, 656 (S.D.N.Y. 1992) (citation omitted). The debtor’s business judgment “should be approved by the court unless it is shown to be ‘so manifestly unreasonable that it could not be based upon sound business judgment, but only on bad faith, or whim or caprice.’” In re Aerovox, Inc., 269 B.R. 74, 81 (Bankr. D. Del. 2001) (quoting In re Interco, Inc., 128 B.R. 229, 234 (Bankr. E.D. Mo. 1991)). “Courts are both to interfere with corporate decisions absent a showing of bad faith, self interest or gross negligence.” Integrated Resources, 147 B.R. at 656.
          41. The Debtors, in their sound business judgment, believe that the transactions contemplated by the Delphi-Appaloosa EPCA, giving effect to the Amendment, will facilitate the Debtors’ transformation plan and their prosecution of a plan of reorganization, and is in the best interests of their creditors, shareholders, and other parties-in-interest. The factors that the Debtors considered before filing the Delphi-Appaloosa Investment And Plan Framework Motion remain highly relevant to the Debtors’ proposed transaction with the Plan Investors. Specifically, the value and dollar amounts of the commitments that the Plan Investors are prepared to make, the timing of the contemplated transaction, and the execution risk associated with the contemplated transactions under the Delphi-Appaloosa EPCA, giving effect to the Amendment, all militate in favor of the relief requested in this Motion. As discussed above, the Amendment reflects the Debtors’ efforts to adapt, improvise, and overcome various industry-specific and macroeconomic challenges that have arisen during the past several months. The business outcomes reflected in the Amendment are consistent with both the Debtors’ revised business plan and the transformation plan announced in March 2006. Moreover, the Amendment would provide greater certainty that the transactions contemplated in the Delphi-Appaloosa

21

EPCA ultimately will be concluded. Greater certainty in this regard would help facilitate the Debtors’ emergence from Chapter 11 as soon as practicable in 2008, which would rebound to the benefit of all stakeholders. Accordingly, this Court should authorize and approve the Debtors’ entry into the Amendment, as requested herein.
B.	Waiver Of The Ten-Day Stay Provided By Bankruptcy Rule 6004
          42. Under Bankruptcy Rule 6004(g), “An order authorizing the use, sale, or lease of property other than cash collateral is stayed until the expiration of 10 days after entry of the order, unless the court orders otherwise.” Courts in this district have waived this stay upon a showing of business need. See In re Adelphia Commc’ns Corp., 327 B.R. 143, 175 (Bankr. S.D.N.Y. 2005) (“As I find that the required business need for a waiver has been shown, the order may provide for a waiver of the 10-day waiting period under Fed. R. Bankr.P. 6004(g).”); In re PSINet Inc., 268 B.R. 358, 379 (Bankr. S.D.N.Y. 2001) (requiring demonstration of “business exigency” for waiver of ten-day stay under Bankruptcy Rule 6004(g)). In general, courts will grant waivers when doing so is important to the debtor’s financial health. See In re Second Grand Traverse School, 100 Fed. Appx. 430, 434-35 (6th Cir. 2004) (affirming decision waiving 10-day stay because “time was of the essence”); In re Decora Indus., Inc., Case No. 00-4459 (JJF), 2002 WL 32332749, at *9 (D. Del. May 20, 2002) (“[T]he Court understands that an immediate closing is required to remedy Debtors’ precarious financial and business position. Accordingly, the Court will waive the Rules 6004(g) and 6006(d), allowing the parties to close.”).
          43. As described in this Motion, the Delphi-Appaloosa EPCA Amendment is a the product of discussions that originally began in the summer of 2006. The Debtors submit

22

that the waiver of the ten-day stay is appropriate here to allow for the payment of the Commitment Fees, the Arrangement Fee, and the Transaction Expenses, as described in the Delphi-Appaloosa EPCA, will add necessary certainty to the ongoing plan negotiations among the stakeholders, and allow the Debtors and their stakeholders to pursue the consummation of these cases.
          44. Based on the foregoing, the Debtors believe that they have exercised sound business judgment in deciding to execute the Delphi-Appaloosa EPCA Amendment and that, accordingly, this Court should authorize and approve the Debtors’ entry into such agreements.
Notice Of Motion
          45. Notice of this Motion has been provided in accordance with the Supplemental Order Under 11 U.S.C. §§ 102(1) And 105 And Fed. R. Bankr. P. 2002(m), 9006, 9007, And 9014 Establishing Omnibus Hearing Dates And Certain Notice, Case Management, And Administrative Procedures, entered March 20, 2006 (Docket No. 2883), the Ninth Supplemental Order Under 11 U.S.C. §§ 102(1) And 105 And Fed. R. Bankr. P. 2002(m), 9006, 9007, And 9014 Establishing Omnibus Hearing Dates And Certain Notice, Case Management, And Administrative Procedures, entered October 19, 2007 (Docket No. 10661), and the Supplemental Order (A) Establishing Revised Hearing Date And Related Procedures On Disclosure Statement And Solicitations Procedure Motion And (B) Setting Hearing Date And Related Procedures For Potential Motions Amending Investment Agreement And Approving Certain Exit Financing Agreements, entered October 19, 2007 (Docket No. 10662). In light of the nature of the relief requested, the Debtors submit that no other or further notice is necessary.

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          WHEREFORE the Debtors respectfully request that the Court enter an order (i) authorizing and approving the Debtors’ entry into the Delphi-Appaloosa EPCA Amendment and the payment of all associated fees, expenses, and damage claims, and of all related indemnities as and when provided for therein, pursuant to sections 105(a), 363(b), 503(b), and 507(a) of the Bankruptcy Code and Bankruptcy Rule 6004, and (ii) granting the Debtors such other and further relief as is just.

Dated:	New York, New York
October 29, 2007
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

		By:	/s/ John Wm. Butler, Jr.

John Wm. Butler, Jr. (JB 4711)
George N. Panagakis (GP 0770)
Ron E. Meisler (RM 3026)
333 West Wacker Drive, Suite 2100 Chicago, Illinois 60606 (312) 407-0700

- and -

		By:	/s/ Kayalyn A. Marafioti

Kayalyn A. Marafioti (KM 9632)
Thomas J. Matz (TM 5986)
Four Times Square New York, New York 10036 (212) 735-3000

Attorneys for Delphi Corporation, et al., Debtors and Debtors-in-Possession

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UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

×
:
In re	:	Chapter 11
:
DELPHI CORPORATION, et al.,	:	Case No. 05 - 44481 (RDD)
:
Debtors.	:	(Jointly Administered)
:
×
ORDER UNDER 11 U.S.C. §§ 105(a), 363(b), 503(b), AND 507(a)
AUTHORIZING AND APPROVING DELPHI-APPALOOSA
EQUITY PURCHASE AND COMMITMENT AGREEMENT AMENDMENT
(“DELPHI-APPALOOSA INVESTMENT AND PLAN SUPPORT ORDER”)
     Upon the motion (the “Motion”)1, dated October 29, 2007, of Delphi Corporation (“Delphi”) and certain of its domestic subsidiaries and affiliates, debtors and debtor-in-possession (collectively, the “Debtors”) in the above-captioned cases (the “Chapter 11 Cases”), for an order authorizing and approving the entry into the Equity Purchase and Commitment Agreement Amendment (the “Amendment”) and associated Investment Proposal Letter (the “Proposal Letter”) and Commitment Letters (the “Commitment Letters,” and together with the Proposal Letter and Delphi-Appaloosa EPCA Amendment, the “Investment Agreements”)2 pursuant to sections 105(a), 363(b), 503(b), and 507(a) of title 11 of the United States Code, 11 U.S.C. §§ 101-1330, as amended and in effect on October 8, 2005 (the “Bankruptcy Code”); and this Court having reviewed the Motion and having heard the statements of counsel and the evidence presented regarding the relief requested in the Motion at a hearing before this Court

[1]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Motion.

[2]	The Investment Agreements are attached to this order as Exhibit 1.

(the “Hearing”); and this Court having determined that its approval of the Investment Agreements would not constitute approval of a sub rosa or de facto reorganization plan; and due and appropriate notice of the Motion having been given in accordance with this Court’s Supplemental Disclosure Statement, Investment Agreement, And Exit Financing Procedures Order, entered October 19, 2007 (Docket No. 10662); and sufficient cause appearing therefor; now, therefore,
IT IS HEREBY FOUND AND DETERMINED THAT:3
     1. Jurisdiction. This Court has core jurisdiction over the Chapter 11 Cases, the Motion, this order, and the parties and property affected hereby pursuant to 28 U.S.C. §§ 157(b) and 1334. Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409. The statutory predicates for the relief requested herein are sections 105(a), 363(b), 503(b), 507(a), and 1125(e) of the Bankruptcy Code.
     2. Notice. The notice given by the Debtors of the Motion and the Hearing constitutes proper, timely, adequate, and sufficient notice thereof and complies with the Bankruptcy Code, the Bankruptcy Rules, and applicable local rules, and no other or further notice is necessary.
     3. Findings.
     (a) On October 8 and October 14, 2005, the Debtors commenced the Chapter 11 Cases for the purpose of restructuring their businesses and related financial obligations pursuant to an overall transformation strategy (the “Transformation Plan”) that would incorporate the following structural components:

[3]	This order constitutes the Court’s findings of fact and conclusions of law under Fed. R. Civ. P. 52, as made applicable herein by Bankruptcy Rules 7052 and 9014. Any and all findings of fact shall constitute findings of fact even if stated as conclusions of law, and any and all conclusions of law shall constitute conclusions of law even if stated as findings of fact.

2

     (i) Modification of the Debtors’ labor agreements;
     (ii) Resolution of all issues and disputes between the Debtors and General Motors Corporation (“GM”) and its subsidiaries and affiliates regarding (A) certain legacy obligations, including allocating responsibility for various pension and other post-employment benefit obligations; (B) all alleged claims and causes of action arising from the spinoff of Delphi from GM; (C) costs associated with the transformation of the Debtors’ businesses (including the establishment of support to be provided by GM in connection with certain of those businesses that the Debtors intend to shut down or otherwise dispose of); (D) the restructuring of ongoing contractual relationships with respect to continuing operations; and (E) the amount and treatment of GM’s claims in the Chapter 11 Cases (together, the “Designated Issues”);
     (iii) Development of a strategically focused product portfolio and realignment of production capacity to support it;
     (iv) Transformation of the Debtors’ work force in keeping with a sustainable cost structure and streamlined product portfolio;
     (v) Resolution of the Debtors’ pension issues; and
     (vi) Restructuring of the Debtors’ balance sheet to accommodate the transformed business.
     (b) The Debtors continue to operate their respective businesses and manage their respective properties as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in the Debtors’ Chapter

3

11 Cases. Pursuant to an order of this Court, the Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered.
     (c) Pursuant to its authority under section 1102 of the Bankruptcy Code, the United States Trustee for the Southern District of New York appointed the Creditors’ Committee and the Equity Committee in the Chapter 11 Cases.
     (d) In the summer of 2006, Appaloosa Management L.P. (“Appaloosa”) and Harbinger Capital Partners Master Fund I, Ltd. (“Harbinger”), as significant stakeholders of the Debtors, and other potential investors negotiated and entered into non-disclosure agreements with the Debtors pursuant to which they obtained certain information from and about the Debtors and their businesses and engaged in discussions regarding various potential reorganization structures and related matters, including the potential requirement for a substantial equity investment in Delphi to facilitate the Debtors’ restructuring.
     (e) As a result of those discussions, on December 18, 2006, Delphi filed a motion (the “Original Approval Motion”) seeking approval of the plan framework support agreement among Delphi, Appaloosa, Cerberus Capital Management, L.P. (“Cerberus”), Harbinger, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill”), GM, and UBS Securities LLC (“UBS”), dated as of December 18, 2006 (as amended by the Amendment and Supplement to the Plan Framework Support Agreement, dated as of January 18, 2007, the “Original PSA”), and equity purchase and commitment agreement among Delphi, affiliates of Appaloosa, Harbinger, and Cerberus, Merrill, and UBS, dated as of January 18, 2007 (as amended by (i) a Supplement to the Equity Purchase and Commitment Agreement dated as of January 18, 2007 and (ii) an Amendment to the

4

Equity Purchase and Commitment Agreement, dated February 29, 2007, the “Original EPCA”).
     (f) After holding a contested evidentiary hearing on the Original Approval Motion on January 11 and 12, 2007, and considering the evidentiary record, the objections to the relief requested, and the arguments of counsel, this Court overruled all objections not withdrawn or settled and entered its order granting the relief requested by the Debtors in the Original Approval Motion as it was modified at the hearing (the “Original Approval Order”).
     (g) On July 7, 2007, the Original EPCA was terminated pursuant to section 12(g) and the Original PSA was correspondingly terminated. Due the Delphi’s termination of the Original EPCA under section 12 (g), no Alternate Transaction Fee (as defined in the Original EPCA) is due and owing to the Original Plan Investors. After the termination of the Original EPCA, Delphi continued discussions with potential investors.
     (h) The parties subsequently agreed on a proposed equity investment by certain affiliates of Appaloosa, Harbinger, Pardus Capital Management L.P. (“Pardus”), Merrill, UBS, and Goldman Sachs & Co.(“GS”) (GS, together with Merrill, UBS, and certain affiliates of Appaloosa, Harbinger, and Pardus, the “Investors”) in Delphi (the “Investment”). On August 2, 2007, this Court authorized and approved the Investment.
     (i) The Investment, which was to be an integral component of a plan, was to be made pursuant to the Delphi-Appaloosa EPCA, which set forth the terms and conditions under which the Investors would (i) purchase any unsubscribed shares issued under a rights offering of new common stock of Delphi to be issued pursuant to such plan and (ii) purchase newly issued shares of common stock and preferred stock of Delphi.

5

     (j) By late September 2007, as a consequence of circumstances and events described in the Motion, the Debtors and the Plan Investors determined that the Delphi-Appaloosa EPCA should be amended.
     (k) As set forth in the Motion, in connection with the Delphi-Appaloosa EPCA, Appaloosa, Harbinger, and Pardus (collectively, the “Commitment Parties,” and together with the Investors, the “Plan Investors”) will provide the Commitment Letters to the Investors and Delphi, pursuant to which each Commitment Party will provide funding to the Investors under the terms and subject to the limitations set forth in the Commitment Letters.
     (l) The Investment Agreements, giving effect to the Amendment, are fair and equitable to all parties.
     (m) The Debtors’ decision to enter into the Amendment is a sound exercise of their business judgment, is consistent with their fiduciary duties, and is based on good, sufficient, and sound business purposes and justifications.
     (n) The Amendment was negotiated at arms’ length and in good faith.
     (o) The Amendment is fair, reasonable, and in the best interests of the Debtors, their estates, shareholders, creditors, and all parties-in-interest.
     (p) The relief requested in the Motion is in the best interests of the Debtors, their estates, shareholders, creditors, and all parties-in-interest.
          NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

6

     1. The Motion is GRANTED in its entirety, and shall not be subject to stay under Bankruptcy Rule 6004(g). Notwithstanding Rule 6004(g) of the Federal Rules of Bankruptcy Procedure or any other Bankruptcy Rule, this order shall take effect immediately upon its entry.
     2. Any objection to the Motion not withdrawn or otherwise resolved as set forth in this order is hereby overruled.
     3. Pursuant to Bankruptcy Code sections 105(a), 363(b), 503(b), and 507(a), the Debtors and the applicable Plan Investors are hereby authorized, but not directed, to execute, deliver, and implement the Investment Agreements and all exhibits and attachments thereto, and to take any and all actions necessary and proper to implement the terms of the Investment Agreements, and such agreements and documents shall be binding and enforceable against the Debtors, their estates, and the other parties thereto in accordance with their terms and subject to the conditions contained therein. The Debtors and the Plan Investors are authorized to amend the Investment Agreements without further order of the Bankruptcy Court to the extent that either such amendments are not material to the Investment Agreements or such amendments have not been objected to by either the Creditors’ Committee or the Equity Committee following five business days prior notice (or such shorter period as the Statutory Committees and the Debtors may agree).
     4. This order is a final and non-interlocutory order and is immediately subject to appeal pursuant to 28 U.S.C. § 158(a).
     5. This Court shall retain jurisdiction to hear and determine all matters arising from the implementation of this order.

7

     6. The requirement under Local Rule 9013-1(b) for the service and filing of a separate memorandum of law is deemed satisfied by the Motion.

Dated:	, 2007

New York, New York

UNITED STATES BANKRUPTCY JUDGE

8

October 29, 2007
Delphi Corporation
5725 Delphi Drive
Troy, MI 48098
Attn: Robert S. “Steve” Miller Chairman
Re: Proposed Investment in Delphi Corporation
Dear Mr. Miller:
     As you know, the signatories hereto have been engaged in discussions with Delphi Corporation (“Delphi” or the “Company”) and various other parties in interest in the jointly administered chapter 11 cases (the “Chapter 11 Cases”) pending in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) with respect to Delphi and certain of its subsidiaries (collectively, the “Debtors”) regarding certain amendments to the global resolution of the Chapter 11 Cases to be implemented pursuant to a plan of reorganization for the Debtors (the “Plan”) and be funded in part by an equity investment in Delphi (the “Investment”).
     Pursuant to the Company’s request, the undersigned severally, not jointly, submit this proposal (the “Proposal”) to amend the Equity Purchase and Commitment Agreement dated as of August 3, 2007 by and among Delphi and the undersigned (the “Investment Agreement”). Upon the entry by the Bankruptcy Court of the Subsequent Approval Order (as defined and described below) and the satisfaction of the other conditions described in this letter, the undersigned will severally, not jointly, enter into the amendment to the Investment Agreement attached hereto as Annex A (the “Amendment”) and each of A-D Acquisition Holdings, LLC, Pardus DPH Holding LLC and Harbinger Del-Auto Investment Company, Ltd. will deliver an Equity Commitment Letter in the forms attached hereto as Annexes B-1, B-2 and B-3. Our several obligations to enter into the Amendment, however, are subject to your using your commercially reasonable efforts to have the Bankruptcy Court enter the Subsequent Approval Order by, among other things: (a) preparing and filing with the Bankruptcy Court, no later than October 29, 2007, the Subsequent Approval Motion referred to in the Amendment and (b) using commercially reasonable efforts to obtain a hearing on the Subsequent Approval Motion on or before November 8, 2007. Capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in the Investment Agreement as amended by the Amendment.
     This Proposal is subject to, and expressly conditioned on, (1) the execution and delivery by all signatories thereto of the Amendment, (2) the entry by the Bankruptcy Court of an order, in form and substance reasonably satisfactory to each of us (the “Subsequent Approval Order”) (i) approving and authorizing the Debtors to enter into and perform their obligations under the Investment Agreement as amended by the Amendment, (ii) authorizing the payment of the

Commitment Fees, the Arrangement Fees, the Alternate Transaction Fees and the Transaction Expenses on the terms and subject to the conditions set forth in the Investment Agreement as amended and (iii) approving the disclosure statement attached hereto as Annex C as containing adequate information pursuant to Section 1125 of the Bankruptcy Code, (3) the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 having been delivered in draft form to the undersigned by November 2, 2007, delivered in final form approved by the Company for filing by 12:00 noon on November 6, 2007 and filed with the Securities and Exchange Commission no later than November 6, 2007 and each of the undersigned shall be reasonably satisfied with the contents of such filing; provided, that one Investor’s determination regarding its “reasonable” satisfaction with respect to such Form 10-Q shall not be determinative of the “reasonableness” of any other Investor’s determination with respect to such Form 10-Q, (4) the Company having delivered to each of the undersigned an executed Financing Letter no later than 12:00 noon on November 6, 2007 and each of the undersigned shall be satisfied in its sole discretion with the terms of the Financing Letter and (5) Goldman, Sachs & Co. in its sole discretion having executed a writing by 5:00 p.m., Prevailing Eastern Time on November 6, 2007 committing to the obligations in this Proposal to the same extent as the other undersigned parties.
     This Proposal will remain open until 5:00 p.m., Prevailing Eastern Time on October 29, 2007, at which point it will expire unless Delphi has filed a motion, in form and substance reasonably acceptable to us, seeking entry by the Bankruptcy Court of the Subsequent Approval Order and requesting a hearing on such motion on or before November 8, 2007. In addition, even if accepted by Delphi this Proposal shall terminate and be of no further force of effect if, on or before November 16, 2007: (1) the Subsequent Approval Order has not been entered by the Bankruptcy Court, (2) the Amendment has not been executed and delivered to us by Delphi, (3) any of the undersigned determines in its sole discretion that either (a) the conditions to the obligations of the undersigned contained in the Investment Agreement as amended by the Amendment are incapable of being satisfied or (b) any of the undersigned is entitled to exercise a termination right contained in the Investment Agreement as amended by the Amendment or (4) any of the conditions set forth in clauses (3), (4) or (5) of the immediately preceding paragraph has not been satisfied in accordance with its respective terms.
* * * *

2

     We continue to be very enthusiastic about Delphi and look forward to pursuing the transactions contemplated by the Investment Agreement as amended to an expeditious and mutually successful conclusion.

A-D ACQUISITION HOLDINGS, LLC
By:
Name:
Title:

HARBINGER DEL-AUTO INVESTMENT COMPANY, LTD.
By:
Name:
Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:
Name:
Title:

UBS SECURITIES LLC
By:
Name:
Title:

By:
Name:
Title:

GOLDMAN, SACHS & CO.
By:
Name:
Title:

3

PARDUS DPH HOLDING LLC
By:
Name:
Title:

4

FIRST AMENDMENT TO THE EQUITY PURCHASE AND COMMITMENT AGREEMENT
          THIS FIRST AMENDMENT TO THE EQUITY PURCHASE AND COMMITMENT AGREEMENT (this “Amendment”), dated as of [___], 2007, is made by and among A-D Acquisition Holdings, LLC, a limited liability company formed under the laws of the State of Delaware (“ADAH”), Harbinger Del-Auto Investment Company, Ltd., an exempted company incorporated in the Cayman Islands (“Harbinger”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation (“Merrill”), UBS Securities LLC, a Delaware limited liability company (“UBS”), Goldman, Sachs & Co., a New York limited partnership (“GS”), Pardus DPH Holding LLC, a Delaware limited liability company (“Pardus”), and Delphi Corporation, a Delaware corporation (as a debtor-in-possession and a reorganized debtor, as applicable, the “Company”). ADAH, Harbinger, Merrill, UBS, GS and Pardus are each individually referred to herein as an “Investor” and collectively as the “Investors”. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings assigned thereto in the EPCA (as defined below).
          WHEREAS, the Company and certain of its subsidiaries and affiliates commenced the Chapter 11 Cases under the Bankruptcy Code in the Bankruptcy Court;
          WHEREAS, the Company and the Investors have entered into that certain Equity Purchase and Commitment Agreement dated as of August 3, 2007 (the “EPCA”); and
          WHEREAS, the Company has proposed certain changes to the Company’s plan of reorganization and in connection therewith the Investors and the Company have agreed to amend the EPCA pursuant to this Amendment.
          NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, each of the parties hereto hereby agrees as follows:
1.	Amended Provisions of EPCA.
(a)	The sixth WHEREAS clause of the EPCA is hereby amended and restated in its entirety as follows:
“WHEREAS, the Company filed its motion (the “Approval Motion”) seeking an order from the Bankruptcy Court that, among other things, all of the findings, conclusions and rulings contained in the Original Approval Order (i) apply to this Agreement (including the Commitment Fees, the Arrangement Fee, the Alternate Transaction Fees and the

Transaction Expenses provided for herein), the parties hereto and the transactions contemplated hereby, and (ii) continue in full force and effect with respect thereto (as so granted and issued on August 2, 2007; the “Approval Order”);”.
(b)	The seventh WHEREAS clause of the EPCA is hereby amended and restated in its entirety as follows:
“WHEREAS, the Company filed its motion (the “Subsequent Approval Motion”) seeking an order from the Bankruptcy Court that (i) all the findings, conclusions and rulings contained in the Original Approval Order and the Approval Order (A) apply to this Agreement as amended (including the Commitment Fees, the Arrangement Fees, the Alternate Transaction Fees and the Transaction Expenses provided for herein), the Plan of Reorganization attached hereto as Exhibit B (the “Plan”), the parties hereto and the transactions contemplated hereby and (B) continue in full force and effect with respect thereto, and (ii) the disclosure statement attached hereto as Exhibit C (“Disclosure Statement”) is approved as containing adequate information pursuant to Section 1125 of the Bankruptcy Code, which Subsequent Approval Motion was granted and order issued on November [8], 2007 (as so issued, the “Subsequent Approval Order” and the date of such order being the “Subsequent Approval Date”);”
(c)	The eighth WHEREAS clause of the EPCA is hereby amended and restated in its entirety as follows:
“WHEREAS, the Company has proposed and submitted the Plan to the Bankruptcy Court for its approval;”
(d)	The ninth WHEREAS clause of the EPCA is hereby amended by deleting the words “plan of reorganization” at each occurrence of such words therein and replacing such words with the word “Plan”.

(e)	The tenth WHEREAS clause of the EPCA is hereby amended by: (i) deleting the words “will provide, on the date hereof,” and replacing them with the words “have provided”; and (ii) deleting the words “will confirm,” and replacing them with the word “confirms”.

(f)	Section 1 of the EPCA is hereby amended and restated in its entirety as follows:

“1. Rights Offering.

(a)	The Company proposes to offer and sell shares of its new common stock, par value $0.01 per share (the “New Common Stock”), pursuant to a rights offering (the “Rights Offering”). Pursuant to the Rights Offering, the Company will distribute at no charge to each Eligible Holder (as defined below), including, to the extent applicable, the Investors, that number of rights (each, a “Right”) that will enable each Eligible Holder to purchase up to its pro rata portion of 45,026,801 shares in the aggregate of New Common Stock (each, a “Share”) at a purchase price of $34.98 per Share (the “Purchase Price”). The term “Eligible Holder” means the holder of a General Unsecured Claim (as such term is defined in the Plan), which claim has been allowed or otherwise estimated for the purpose of participating in the Rights Offering on or before the date established by the Bankruptcy Court for determining all Eligible Holders of record.

(b)	The Company will conduct the Rights Offering pursuant to the Plan, which shall reflect the Company’s proposed restructuring transactions described in this Agreement and the Summary of Terms of Preferred Stock attached hereto as Exhibit A (the “Preferred Term Sheet”).

(c)	The Rights Offering will be conducted as follows:
(i)	On the terms and subject to the conditions of this Agreement and subject to applicable law, the Company shall offer Shares for subscription by the holders of Rights as set forth in this Agreement.

(ii)	Promptly, and no later than four (4) Business Days, following the occurrence of both (1) the date that the Confirmation Order shall have been entered by the Bankruptcy Court and (2) the effectiveness under the Securities Act of 1933, as amended (the “Securities Act”), of the Rights Offering Registration Statement filed with the Securities and Exchange Commission (the “Commission”) relating to the Rights Offering, the Company shall issue (the date of such distribution, the “Rights Distribution Date”) to each Eligible Holder, Rights to purchase up to its pro rata portion of 45,026,801 Shares in the aggregate (the “Basic Subscription Privilege”). The Company will be responsible for effecting the distribution of certificates representing the Rights, the Rights Offering Prospectus and any related materials to each Eligible Holder.

(iii)	Each Eligible Holder who exercises in full its Basic Subscription Privilege will be entitled to subscribe for additional Shares offered in the Rights Offering for an amount as provided in the Plan to the extent the other Eligible Holders do not exercise all of their Rights in the Basic Subscription Privilege (the “Over-Subscription Privilege”) with amounts in excess of the Purchase Price per Share paid pursuant to an Over- Subscription Privilege to be aggregated and distributed as provided for in the Plan.

(iv)	The Rights may be exercised during a period (the “Rights Exercise Period”) commencing on the Rights Distribution Date and ending at the Expiration Time. The Rights shall not separately be transferable. “Expiration Time” means the date that is 30 days after the Rights Distribution Date, or such later date and time as the Company, subject to the prior written approval of ADAH, may specify in a notice provided to the Investors before 9:00 a.m., New York City time, on the Business Day before the then-effective Expiration Time. The Company shall use its reasonable best efforts to cause the effective date of the Plan (the “Effective Date”) to occur as promptly as reasonably practicable after the Expiration Time. For the purpose of this Agreement, “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close. Each Eligible Holder who wishes to exercise all or a portion of its Rights shall (i) during the Rights Exercise Period return a duly executed document to a subscription agent reasonably acceptable to the Company and ADAH (the “Subscription Agent”) electing to exercise all or a portion of such Eligible Holder’s Basic Subscription Privilege and specifying the number of Shares, if any, such Eligible Holder wishes to purchase pursuant to its Over-Subscription Privilege and (ii) pay an amount, equal to the full Purchase Price of the number of Shares that the Eligible Holder elects to purchase pursuant to its Basic Subscription Privilege and Over-Subscription Privilege, by wire transfer of immediately available funds by the Expiration Time to an escrow account established for the Rights Offering.

(v)	As soon as reasonably practicable following the Effective Date, the Company will issue to each Eligible Holder who validly exercised its Basic Subscription Privilege and, if applicable, its Over-Subscription Privilege, the number of Shares to which such holder of Rights is entitled based on the terms of the Rights Offering.

(vi)	The Company hereby agrees and undertakes to give each Investor by electronic facsimile transmission the certification by an executive officer of the Company of either (i) the number of Shares elected to be purchased by Eligible Holders under their Basic Subscription Privilege and, if applicable, their Over-Subscription Privilege, the aggregate Purchase Price therefor, the number of Unsubscribed Shares and the aggregate Purchase Price therefor (a “Purchase Notice”) or (ii) in the absence of any Unsubscribed Shares, the fact that there are no Unsubscribed Shares and that the commitment set forth in Section 2(a)(iv) is terminated (a “Satisfaction Notice”) as soon as practicable after the Expiration Time and, in any event, reasonably in advance of the Closing Date (the date of transmission of confirmation of a Purchase Notice or a Satisfaction Notice, the “Determination Date”).

(vii)	The Rights Offering will provide each Eligible Holder who validly exercised its Rights with the right to withdraw a previous exercise of Rights after the withdrawal deadline established in the Rights Offering Registration Statement if there are changes to the Plan after the withdrawal deadline that the Bankruptcy Court determines are materially adverse to the holders of the Rights and the Bankruptcy Court requires resolicitation of votes under Section 1126 of the Bankruptcy Code or an opportunity to change previously cast acceptances or rejections of the Plan.”.
(g)	Section 2(a)(i) of the EPCA is hereby amended by replacing the number “4,558,479” with the number “5,002,978” and by replacing the number “$38.39” with the number “$34.98”.

(h)	Section 2(a)(iii) of the EPCA is hereby amended by replacing the number “$31.28” with the number “$29.67” and by replacing the number “12,787,724” with the number “13,481,313”.

(i)	Section 2(a)(iv) of the EPCA is hereby amended by adding the words “pursuant to the Basic Subscription Privileges and Over-Subscription Privileges” after the words “Rights Exercise Period”.

(j)	Section 2(i) of the EPCA is hereby amended (i) by replacing the words “Disclosure Statement Filing Date.” with the words “original filing on September 6, 2007 of the Company’s disclosure statement. The Arrangement Fee and the first fifty percent (50%) of the Commitment Fees have been paid to ADAH.” and (ii) by replacing the words “Disclosure Statement Approval Date. The Arrangement Fee shall be paid to ADAH upon entry of the Approval Order.” with the words “Subsequent Approval Date.”.

(k)	The introductory paragraph to Section 3 of the EPCA is hereby amended (i) to delete the words “to be delivered pursuant to Section 5(s)” appearing in the first sentence and replacing them with the following words “delivered by the Company to the Investors on October 29, 2007” and (ii) to delete the “:” appearing at the end thereof and replace it with the following words “. References in this Agreement to the Company SEC Documents filed prior to the date hereof shall mean Company SEC Documents filed prior to the Disclosure Letter Delivery Date and the Company’s Quarterly Report on Form 10-Q filed on November [6], 2007.[1]”.

(l)	Section 3(a) of the EPCA is hereby amended in clause (vi) by replacing the words “or any failure to timely file periodic reports or timely prepare financial statements and the costs and effects of completing the preparation of the Company’s financial statements and periodic reports” and replacing them with the words “, the Company’s failure to timely file its Form 10-Ks for the years ended December 31, 2005 and 2004, and its Form 10-Qs for the quarters ended September 30, 2006, March 31, 2006, March 31, 2005 and September 30, 2004, respectively, or timely prepare the corresponding required financial statements (and the costs and effects of completing the preparation of those aforementioned financial statements and periodic reports)”.

(m)	Section 3(b)(ii) of the EPCA is hereby amended (i) by deleting the words “Prior to the execution by the Company and filing with the Bankruptcy Court of the Plan, the” and replacing them with the word “The” and (ii) by adding the words “had and” after the words “into the Plan”.

(n)	Section 3(c)(ii) of the EPCA is hereby amended by replacing the words “will be” with the words “has been”.

(o)	Section 3(d) in the fifth sentence thereof, Section 3(f), Section 3(g), Section 4(h), Section 4(i), Section 5(d), Section 8(c)(v), Section 9(a)(xv), Section 9(c)(iii) and Section 12(c) of the EPCA are hereby amended by deleting the word “Terms” after the word “Plan” at each occurrence of such words therein.

(p)	Section 3(d) in the seventh sentence thereof, Section 3(nn), Section 3(oo), Section 5(b), Section 5(j), Section 6(d) the introductory paragraph to Section 8, Section 9(a)(vi), Section 9(a)(xiv), Section 9(a)(xix), Section 9(c)(x) and Section 12(f) of the EPCA are hereby amended by deleting the words “, the Plan Terms” at each occurrence of such words therein.

[1]	Brackets to be deleted prior to execution if Investors accept 10-Q filing prior to hearing date.

(q)	Section 3(d) of the EPCA is hereby amended by (i) replacing the word “June” in the second sentence thereof with the word “September”, (ii) replacing the number “561,781,500” in the second sentence thereof with the number “561,781,590”, (iii) replacing the number “85,978,864” in the second sentence thereof with the number “77,847,906”, (iv) replacing the number “23,207,104” in the eighth sentence thereof with the number “51,583,358”, (v) replacing the number “124,400,000” with the number “136,794,982” in the ninth sentence thereof, (vi) replacing the number “12,787,724” with the number “13,481,313” in the ninth sentence thereof and (vii) deleting the words “and (iii) 10,419,380 shares of Series B Preferred Stock will be issued and outstanding” and replacing them with the words “, (iii) 11,435,378 shares of Series B Preferred Stock and (iv) 26,666,667 shares of Series C Convertible Preferred Stock, par value $0.01 per share, will be issued and outstanding” in the ninth sentence thereof.

(r)	Section 3(i) of the EPCA is hereby amended by (i) inserting the words “included or incorporated by reference or” immediately preceding the words “to be included” at each occurrence of such words therein and (ii) replacing the words “will be set forth in the Disclosure Statement,” with the words “the Disclosure Statement and will be set forth in the”.

(s)	Section 3(j) of the EPCA is hereby amended by (i) inserting the words “conformed and” immediately prior to the words “will conform” appearing in the fifth sentence thereof and (ii) by inserting the words “did not and” immediately preceding the words “will not” appearing in the sixth sentence thereof.

(t)	Section 3(m)(vii)(A) of the EPCA is hereby amended by inserting the words “and dated August 21, 2007” immediately after the words “April 5, 2007”.

(u)	Section 3(m)(vii)(A) and Section 3(m)(viii)(A) of the EPCA are hereby amended by replacing the words “satisfaction of the condition with respect to the Business Plan in accordance with Section 9(a)(xxviii) of this Agreement” with the words “Disclosure Letter Delivery Date”.

(v)	Section 3(m)(vii)(B) and Section 3(m)(viii)(B) of the EPCA are hereby amended by replacing the words “after the satisfaction of the condition with respect to the Business Plan in accordance Section 9(a)(xxviii) of this Agreement, the Business Plan approved by ADAH in accordance with this Agreement,” with the words “from and after the Disclosure Letter Delivery Date, the Business Plan (and if amended in a manner that satisfies the condition with respect to the Business Plan set forth in Section 9(a)(xxviii), as so amended),”.

(w)	Section 3(n) of the EPCA is hereby amended by replacing the words “or the Approval Order” with the words “, the Approval Order, the Subsequent Approval Order”.

(x)	Section 3(ii) of the EPCA is hereby amended by adding the words “the Preferred Term Sheet or the Plan,” immediately following the words “Section 8(c)(iv),” appearing therein.

(y)	Section 3(pp) of the EPCA is hereby amended and restated in its entirety to read as follows:
“(pp) Labor MOUs. On June 22, 2007, the Company entered into a Memorandum of Understanding (the “UAW MOU”) with the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (“UAW”) and GM. On August 5, 2007, the Company entered into a Memorandum of Understanding (the “IUE-CWA MOU”) with the International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers-Communication Workers of America (“IUE-CWA”) and GM. On August 16, 2007, the Company entered into two Memoranda of Understanding (the “USW MOUs”, and collectively with the UAW MOU and the IUE-CWA MOU, as each such agreement has been amended through the Disclosure Letter Delivery Date, the “Labor MOUs”) with the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union and its Local Union 87L (together, the “USW”) and GM. The UAW MOU, IUE-CWA MOU and the USW MOUs have been ratified by the membership of the UAW, IUE-CWA and USW, respectively, and true and complete copies of the Labor MOUs have been made available to ADAH.”.
(z)	The following paragraph should be inserted in its entirety immediately following Section 3(pp):
“(qq) Debt Financing. The Company has delivered to ADAH a correct and complete copy of an executed “best efforts” financing letter (the “Financing Letter”) from [identify banks] attached hereto as Exhibit D (on the terms indicated, the “Bank Financing” and, together with the GM Debt (as defined below), the “Debt Financing”). The Financing Letter is a legal, valid and binding obligation of the Company, and to the knowledge of the Company, the other parties thereto, and is in full force and effect. The Financing Letter has not been withdrawn, terminated or otherwise amended or modified in any respect and no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of the Company under the Financing Letter.  The Company has fully paid any and all fees required by the Financing Letter to be paid as of the date hereof.”
(aa)	The introductory paragraph to Section 4 of the EPCA is hereby amended to replace the word “Each” in the first sentence thereof with the words “Except as set forth in a disclosure letter delivered by the Investors to the Company on the Disclosure Letter Delivery Date (the “Investor Disclosure Letter”), each”.

(bb)	Section 5(a) of the EPCA is hereby amended by adding the word “Subsequent” immediately after the words “cause the” and the words “filing of the”.

(cc)	Section 5(b) of the EPCA is hereby amended by (i) replacing the words “shall authorize, execute, file with the Bankruptcy Court and seek confirmation of, a Plan (and a related disclosure statement (the “Disclosure Statement”))” with the words “has authorized, executed and filed with the Bankruptcy Court and shall seek confirmation of, the Plan”, (ii) replacing the words “, the Preferred Term Sheet and the Plan Terms,” and the words “, the Preferred Term Sheet and the Plan Terms” with the words “and the Preferred Term Sheet” and (iii) replacing the words “entry of an order by the Bankruptcy Court approving the Disclosure Statement (the “Disclosure Statement Approval Date”) and the effectiveness under the Securities Act of the Rights Offering Registration Statement” with the words “Subsequent Approval Date”.

(dd)	Section 5(d) of the EPCA is hereby amended by replacing the words “date the GM Settlement is agreed” with the words “Subsequent Approval Date” in the second sentence thereof.

(ee)	Section 5(i) of the EPCA are hereby amended by replacing the words “Disclosure Statement” with the word “Subsequent”.

(ff)	The introductory paragraph of Section 5(n) of the EPCA is hereby amended and restated in its entirety as follows:
“(n) Conduct of Business. During the period from the date of this Agreement to the Closing Date (except as otherwise expressly provided by the terms of this Agreement including the Disclosure Letter, the Plan or any other order of the Bankruptcy Court entered on or prior to the date hereof in the Chapter 11 Cases), the Company and its Subsidiaries shall carry on their businesses in the ordinary course (subject to any actions which are consistent with the, at any time prior to the Disclosure Letter Delivery Date, Draft Business Plan or, at any time from and after the Disclosure Letter Delivery Date, the Business Plan and at all times from and after the Disclosure Letter Delivery Date, the Business Plan (and, if amended in a manner that satisfies the condition with respect to the Business Plan set forth in Section 9(a)(xxviii), as so amended) and, to the extent consistent therewith, use their commercially reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with the Company or its Subsidiaries. Without limiting the generality of the foregoing, except as set forth in the Disclosure Letter, the Company and its Subsidiaries shall carry on their businesses in all material respects in accordance with, at any time prior to the Disclosure Letter Delivery Date, the Draft Business Plan and at all times from and after the Disclosure Letter Delivery Date, the Business Plan (and, if amended in a manner that satisfies the condition with respect to the Business Plan set forth in Section 9(a)(xxviii), as so amended) and shall not enter into any transaction that, at any time prior to the Disclosure Letter Delivery Date, would be inconsistent with the Draft Business Plan (and, if amended in a manner that satisfies the condition with respect to the Business Plan set forth in Section 9(a)(xxviii), as so amended) and shall use its commercially reasonable efforts to effect such Draft Business Plan and the Business Plan. Without limiting the generality of the foregoing, and except as otherwise expressly provided or permitted by this Agreement (including the Disclosure Letter), the Plan or any other order of the Bankruptcy Court entered as of the date of the Original Agreement in these Chapter 11 Cases, prior to the Closing Date, the Company shall not, and shall cause its Subsidiaries not to, take any of the following actions without the prior written consent of ADAH, which consent shall not be unreasonably withheld, conditioned or delayed:”.
(gg)	Section 5(n)(vi) of the EPCA is hereby amended (i) by replacing the word “satisfying” with the words “(and, if amended in a manner that satisfies”, (ii) by replacing the word “of” with the words “, as so amended)” and (iii) by deleting the words “this Agreement, the Plan Terms,”.

(hh)	Section 5(p) of the EPCA is hereby amended and restated in its entirety as follows:
“(p) GM Settlement. The Company has delivered to ADAH and its counsel a copy of the Global Settlement Agreement between the Company and GM dated September 6, 2007, the Master Restructuring Agreement between the Company and GM, dated September 6, 2007 each as amended by amendments (the “GM Amendments”) dated as of October 29, 2007 (collectively, the “GM Settlement”). Other than the GM Amendments, the Company shall not enter into any other agreement with GM that (i) is materially inconsistent with this Agreement and the Plan, (ii) is outside the ordinary course of business or (iii) the terms of which would have a material impact on the Investors’ proposed investment in the Company. The Company has not entered into any material written agreements between or among the Company or any of its Subsidiaries and GM or any of its Subsidiaries directly relating to the Plan or the GM Settlement or the performance of the Transaction Agreements, and any such written agreements hereafter entered into will be disclosed promptly to ADAH.”.
(ii)	Section 5(s) of the EPCA is hereby amended and restated in its entirety as follows:

“(s) Business Plan. The Company has delivered to ADAH a final five-year business plan dated the Disclosure Letter Delivery Date (the “Business Plan”). The Company represents and warrants to the Investors that the Business Plan was approved by the Company’s board of directors and prepared in good faith and based on reasonable assumptions.”.
(jj)	Section 5(t) of the EPCA is hereby amended and restated in its entirety as follows:
“(t) Financing Assistance. (i) The Company shall use its reasonable best efforts to arrange the Bank Financing and the second lien debt to be issued to GM set forth in Exhibit E (the “GM Debt”) on the terms and conditions described in the Financing Letter and in Exhibit E, including using its reasonable best efforts to (i) negotiate definitive agreements with respect thereto on terms and conditions contained therein, (ii) satisfy on a timely basis all conditions applicable to the Company in such definitive agreements that are within its control and (iii) consummate the Debt Financing at the Closing. In the event any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Financing Letter or in Exhibit E, the Company shall promptly (and in any event within one Business Day) notify ADAH of such unavailability and the reasons therefore. The Company shall give ADAH prompt notice of any breach by any party of the Financing Letter or any termination of the Financing Letter. The Company shall keep ADAH informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the Debt Financing and shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, in each case, to the extent adverse to the Company or the Investors, the Financing Letter or the terms set forth in Exhibit E. The Company shall provide notice to ADAH promptly upon receiving the Debt Financing and shall furnish correct and complete copies of the definitive agreements with respect thereto to ADAH promptly upon their execution. Subject to applicable regulatory or NASD requirements, Merrill and UBS (or their Affiliates) shall be entitled to participate in the Debt Financing on market terms. The Company and its Subsidiaries shall execute and deliver any commitment letters, underwriting or placement agreements, registration statements, pledge and security documents, other definitive financing documents, or other requested certificates or documents necessary or desirable to obtain the Debt Financing. The Company will (i) provide to ADAH and its counsel a copy of all marketing information, term sheets, commitment letters and agreements related to the Debt Financing and a reasonable opportunity to review and comment on such documents prior to such document being distributed, executed or delivered or filed with the Bankruptcy Court, (ii) duly consider in good faith any comments of ADAH and its counsel consistent with the Agreement, the Preferred Term Sheet and the Plan and any other reasonable comments of ADAH and its counsel and shall not reject such comments without first discussing the reasons therefor with ADAH or its counsel and giving due consideration to the views of ADAH and its counsel, and (iii) keep ADAH reasonably informed on a timely basis of developments in connection with the Debt Financing and provide the Investors with an opportunity to attend and participate in meetings and/or roadshows with potential providers of the Debt Financing.”.

(kk)	Section 5(u), Section 12(d)(ii) and Section 12(d)(iv) of the EPCA are hereby amended by deleting such section and replacing it with the word “[Reserved].”.

(ll)	Section 5(w) of the EPCA is hereby amended and restated in its entirety as follows:
“(w) Agreement on Key Documentation. The Company shall use its commercially reasonable efforts to agree on or prior to the date of issuance of the Confirmation Order on the terms of the Amended and Restated Constituent Documents, the Series A Certificate of Designations, the Series B Certificate of Designations and the Series C Certificate of Designations, the Shareholders Agreement and the Registration Rights Agreement with ADAH and any other Transaction Agreements.”.
(mm)	Section 5(y) of the EPCA is hereby amended and restated in its entirety as follows:
“(y) Termination of Commitment Letters. The Company acknowledges and agrees that (i) the various commitment letters of Appaloosa in favor of ADAH and the Company, and of Harbinger Fund in favor of Harbinger and the Company, each dated January 18, 2007 and August 3, 2007, respectively, and (ii) the commitment letter of Pardus Special Opportunities Master Fund L.P. in favor Pardus and the Company dated as of August 3, 2007, have been terminated and are of no further force or effect and that each of Appaloosa, Harbinger Fund and Pardus Special Opportunities Master Fund L.P. shall have no further liability or obligation under those commitment letters.”.
(nn)	Section 6(a) of the EPCA is hereby amended by inserting the words “any amendments to” prior to the words “the Disclosure Statement”.

(oo)	Section 6(b), in the second sentence thereof, and Section 7, in the first sentence thereof, of the EPCA are hereby amended by replacing the words “Disclosure Statement Filing Date” with the words “Subsequent Approval Date”.

(pp)	Section 8(b) and Section 8(c) of the EPCA is hereby amended by deleting the words “the PSA,”.

(qq)	Section 8(c) of the EPCA is hereby amended by (i) in (c)(iii), replacing the words “, and certain of the Investors” with the words “ and ADAH”, (ii) in (c)(iv) deleting the words “among the Company and the Investors”, (iii) in (c)(iv)(a), replacing the words “by the Investors, any Related Purchasers and the Ultimate Purchasers of the Unsubscribed Shares, the Direct Subscription Shares and the Series B Preferred Shares” with the words “of Registrable Securities (as defined in the Preferred Term Sheet)”, (iv) in (c)(iv)(c) and (c)(iv)(d), inserting the words “and GM and, to the extent customary and appropriate, the selling shareholders under the Resale Registration Statement” after the words “Investors” and “Investor”, respectively, and (v) in (c)(vi), by replacing the words “and the Series B” with the words “, the Series B Certificate of Designations and the Series C”.

(rr)	Section 9(a)(i) of the EPCA is hereby amended by (i) in the first sentence, inserting the word “Subsequent” between the words “The” and “Approval” and (ii) in the second sentence, replacing the words “Approval Order” with the word “order”.

(ss)	Section 9(a)(iv) of the EPCA is hereby amended and restated in its entirety as follows:
“(iv) Release. The Confirmed Plan shall provide for (A) the release of each Investor (in its capacity as such or otherwise), its Affiliates, shareholders, partners, directors, officers, employees and advisors from liability for participation in the transactions contemplated by the Original Agreement, this Agreement, the Preferred Term Sheet, the Original PSA and the Plan and any other investment in the Company discussed with the Company whether prior to or after the execution of the foregoing to the fullest extent permitted under applicable law, (B) the exculpation of each Investor (in its capacity as such or otherwise), its Affiliates, shareholders, partners, directors, officers, employees and advisors with respect to all of the foregoing actions set forth in subclause (A) and additionally to the same extent the Company’s directors, officers, employees, attorneys, advisors and agents are otherwise exculpated under the Plan, and (C) the release of each Investor (in its capacity as an investor), its Affiliates, shareholders, partners, directors, officers, employees and advisors to the same extent the Company’s directors, officers, employees, attorneys, advisors and agents are otherwise released under the Plan; provided, that such releases and exculpations shall not prohibit or impede the Company’s ability to assert defenses or counterclaims in connection with or relating to the Original Agreement or the Original PSA.”.
(tt)	Section 9(a)(v) of the EPCA is hereby amended by deleting the words “the Plan Terms and”.

(uu)	Section 9(a)(ix) of the EPCA is hereby amended by deleting the words “Confirmed Plan” appearing therein and replacing them with the words “Plan approved by the Bankruptcy Court in the Confirmation Order (the “Confirmed Plan”)”.

(vv)	Section 9(a)(xix) of the EPCA is hereby amended and restated in its entirety as follows:

“(xix) Financing. (A) The Company shall have received the proceeds of the Debt Financings and the Rights Offering that, together with the proceeds of the sale of the Investor Shares, are sufficient to fund fully the transactions contemplated by this Agreement, the Preferred Term Sheet, the GM Settlement (to the extent the Company is to fund such transactions) and the Plan; and (B) undrawn availability under, plus any open letters of credit pursuant to, the asset backed revolving loan facility described in Exhibit D shall be no less than $1.4 billion; provided, that such open letters of credit shall not exceed, in the aggregate, $100 million.”.
(ww)	Section 9(a)(xx) of the EPCA is hereby amended and restated in its entirety as follows:
“(xx) Interest Expense. The Company shall have demonstrated, to the reasonable satisfaction of ADAH, that the pro forma interest expense (cash or noncash) for the Company during 2008 on the Company’s Indebtedness will not exceed $575 million and ADAH shall have received from Delphi a certificate of a senior executive officer with knowledge of the foregoing to this effect with reasonably detailed supporting documentation to support such amount.”.
(xx)	Section 9(a)(xxii) of the EPCA is hereby amended and restated in its entirety as follows:
“(xxii) Trade and Other Unsecured Claims. The aggregate amount of all Trade and Other Unsecured Claims (as defined in the Plan) that have been asserted or scheduled but not yet disallowed shall be allowed or estimated for distribution purposes by the Bankruptcy Court to be no more than $1.45 billion, excluding all allowed accrued post-petition interest thereon; provided, that if ADAH waives this condition and the Company issues any shares of Common Stock pursuant to the Plan (after giving effect to any cash or other consideration provided to holders of Trade and Other Unsecured Claims under the Plan) as a result of Trade and Other Unsecured Claims aggregating in excess of $1.45 billion (“Excess Shares”), then (i) the Company shall issue to the Investors additional Direct Subscription Shares (in the proportions set forth in Schedule 2), without the payment of any additional consideration therefor, in such amount in the aggregate that is sufficient to ensure that the percentage of shares of outstanding Common Stock that such Investors would have owned on the Closing Date had such Excess Shares not been issued (assuming for this purpose that all Excess Shares are issued on the Closing Date) is maintained and (ii) the issuance of shares of Common Stock described in this Section 9(a)(xxii) shall be treated as an issuance of Common Stock without consideration for purposes of the anti-dilution provisions of the Preferred Shares and shall result in an adjustment to the conversion price of the Preferred Shares pursuant to the Series A Certificate of Designation and Series B Certificate of Designations.”.

(yy)	Section 9(a)(xxvi) of the EPCA is hereby amended by inserting the words “after the Disclosure Letter Delivery Date” immediately after to the words “shall not have occurred” at each occurrence of such words therein.

(zz)	Section 9(a)(xxvii) of the EPCA is hereby amended (i) by, in the first sentence, replacing the words “the final Business Plan satisfying the condition with respect to the Business Plan set forth in Section 9(a)(xxviii) of this Agreement” with the words “the Business Plan” at each occurrence of such words therein and (ii) by, in the third sentence, replacing the words “$7,159 million” with the words “$5.2 billion”.

(aaa)	Section 9(a)(xxviii) of the EPCA is hereby amended and restated in its entirety as follows:

“(xxviii) Plan, Delivered Investment Documents and Material Investment Documents.
(A)	(i) The Company shall have delivered to ADAH prior to each Relevant Date and ADAH shall have made the determination referred to in Section 9(a)(xxviii)(B) with respect to all Material Investment Documents. The term “Material Investment Documents” shall mean the Confirmation Order, the Rights Offering Registration Statement, any amendments or supplements to the Delivered Investment Documents, the Amended and Restated Constituent Documents, the Series A Certificate of Designations, the Series B Certificate of Designations, Series C Certificate of Designations, the Shareholders Agreement, the Registration Rights Agreement, the Transaction Agreements and any amendments and/or supplements to the foregoing. The term “Delivered Investment Documents” shall mean, the GM Settlement, the Plan, the Disclosure Statement, the Business Plan and the Labor MOUs. The term “Relevant Date” shall mean the date of issuance of the Confirmation Order and the Closing Date.
(ii) With respect to any agreement that is a Material Investment Document or a Delivered Investment Document and was or is entered into in satisfaction of the condition set forth in Section 9(a)(xxviii), at each Relevant Date (i) such agreement shall remain in full force and effect and shall not have been rescinded, terminated, challenged or repudiated by any party thereto and (ii) the parties to such agreement, shall have performed and complied with all of their respective covenants and agreements contained in such agreement in all material respects through the Closing Date. The Business Plan (and, if amended in a manner that satisfies the condition with respect to the Business Plan set forth in this Section 9(a)(xxviii), as so amended) shall not have been rescinded or repudiated in any material respect by the Company or its Board of Directors.
(B)	With respect to any Material Investment Document (other than amendments or supplements to the GM Settlement), ADAH shall have determined within the time frames set forth in Section 9(a)(xxviii)(C), that it is reasonably satisfied with the terms thereof to the extent such terms would have a material impact on the Investors’ proposed investment in the Company. With respect to any amendments or supplements to the GM Settlement ADAH shall have determined that it is satisfied with the GM Settlement as so amended or supplemented in its reasonable discretion taking into account whether it has a material impact on the Investors’ proposed investment in the Company and other relevant factors.

(C)	The conditions referred to in clause (A) above shall be deemed to have been conclusively satisfied without further action by any Party unless:
(1)	[Reserved];

(2)	[Reserved];

(3)	with respect to any Material Investment Document (or any amendment or supplement thereto) delivered to ADAH by the Company prior to the date of issuance of the Confirmation Order, ADAH has delivered (and has not withdrawn), within ten (10) days of delivery by the Company of the final form of such document, accompanied by a written request for approval of such document, a written deficiency notice to the Company reasonably asserting with reasonable specificity that such condition is not satisfied, and the Company shall not have cured such deficiency within ten (10) days of the Company’s receipt of such notice (the “Cure Period”); and

(4)	with respect to any Material Investment Document (or any amendment or supplement thereto) delivered to ADAH by the Company after the date of issuance of the Confirmation Order and prior to the Closing Date, ADAH has delivered

(and has not withdrawn), within five (5) Business Days of delivery by the Company of the final form of such document accompanied by a written request for approval of such documents, a written deficiency notice to the Company reasonably asserting with reasonable specificity that such condition is not satisfied and the Company shall not have cured such deficiency during the Cure Period.”.
(bbb)	Inserting the following immediately after Section 9(a)(xxiii) of the EPCA:

“(xxix) PBGC Liens. ADAH shall be reasonably satisfied that the Company has obtained an agreement of the PBGC that such liens will be withdrawn in accordance with applicable law and shall have received evidence satisfactory to ADAH to that effect.”.

(ccc)	Section 9(c)(i) of the EPCA is hereby amended by inserting the word “Subsequent” between the word “The” and the word “Approval”.

(ddd)	Section 11(b) of the EPCA is hereby amended by replacing (i) the words “Disclosure Statement” with the words “Subsequent” at each occurrence of such words therein and (ii) the words “Filing Date” with the words “Approval Date” at each occurrence of such words therein.

(eee)	Section 12(d)(i) of the EPCA is hereby amended (i) by deleting the words “August 16, 2007” and replacing them with the words “November 20, 2007”, (ii) by deleting the words “August 31, 2007” and replacing them with the words “December 14, 2007”, and (iii) by inserting the word “Subsequent” between the word “the” and the word “Approval” at each occurrence therein.

(fff)	Section 13(b) is hereby amended by inserting the words “Facsimile: (212) 521-6972” directly beneath the words “Attn: Philip A. Falcone”.

(ggg)	(i) Section 13(e) and the signature bloc of the EPCA are hereby amended by inserting a “,” after the word “Goldman” at each occurrence of such word therein and (ii) Section 13(e) is hereby amended by inserting “LLP” after the word “Cromwell”.

(hhh)	Section 15 of the EPCA is hereby amended by inserting the following after the first paragraph:

“Notwithstanding anything to the contrary in the Plan (including any amendments, supplements or modifications thereto) or the Confirmation Order (and any amendments, supplements or modifications thereto), if any of the terms of the Plan (including any amendments, supplements or modifications thereto) or Confirmation Order (including any amendments, supplements or modifications thereto) conflict with any of the terms of this Agreement, the terms of this Agreement shall govern.”.

(iii)	Schedule 1 to the EPCA is replaced in its entirety with Schedule 1 hereto.

(jjj)	Schedule 2 to the EPCA is replaced in its entirety with Schedule 2 hereto.

(kkk)	Exhibit A to the EPCA is replaced in its entirety with Exhibit A hereto.

(lll)	Exhibit B to the EPCA is replaced in its entirety with Exhibit B hereto.

(mmm)	Exhibit C hereto should be inserted immediately following Exhibit B to the EPCA.

(nnn)	Exhibit D hereto should be inserted immediately following Exhibit C to the EPCA.

(ooo)	Exhibit E hereto should be inserted immediately following Exhibit D to the EPCA.
2.	Effectiveness. This Amendment shall become effective (the “Effective Date”) immediately upon (i) its execution by all the parties hereto and (ii) upon entry by the Bankruptcy court of the Subsequent Approval Order. On and after the Effective Date, each reference in the EPCA to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the EPCA, shall mean and be a reference to the EPCA as amended by this Amendment. This Amendment shall operate as an amendment of the provisions of the EPCA referred to specifically herein. Except as specifically amended by this Amendment and as set forth in the preceding sentence, the EPCA shall remain in full force and effect. Except as expressly provided herein, this Amendment shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the EPCA.

3.	Assignment. Neither this Amendment nor any of the rights, interests or obligations under this Amendment will be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties, except in accordance with Section 14 of the EPCA.

4.	Third Party Beneficiaries. Except as otherwise provided in the EPCA, this Amendment (including the documents and instruments referred to in this Amendment) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Amendment.

5.	Prior Negotiations; Entire Agreement. This Amendment (including the documents and instruments referred to in this Amendment) constitutes the entire agreement of the parties with respect to the subject matter of this Amendment and supersedes all prior agreements, arrangements or understandings, whether written or oral, among the parties with respect to the to the subject matter of this Amendment.

6.	Miscellaneous. The provisions of Sections 13, 16, 17, 18, 20 and 21 of the EPCA shall apply to this Amendment.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

DELPHI CORPORATION
By:
Name:
Title:

A-D ACQUISITION HOLDINGS, LLC
By:
Name:
Title:

HARBINGER DEL-AUTO INVESTMENT COMPANY, LTD.
By:
Name:
Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:
Name:
Title:

UBS SECURITIES LLC
By:
Name:
Title:

By:
Name:
Title:

GOLDMAN, SACHS & CO.
By:
Name:
Title:

PARDUS DPH HOLDING LLC
By:
Name:
Title:

SCHEDULE 1

Defined Term	Section
ADAH	Preamble
Additional Investor Agreement	Section 2 (k)
Affiliate	Section 2 (a)
Agreement	Preamble
Alternate Transaction	Section 9 (a)(v)
Alternate Transaction Agreement	Section 9 (a)(v)
Alternate Transaction Fee	Section 12 (g)
Alternative Financing	Section 2 (b)
Amended and Restated Constituent Documents	Section 8 (c)
Appaloosa	Recitals
Approval Motion	Recitals
Approval Order	Recitals
Arrangement Fee	Section 2 (h)(iii)
Assuming Investor	Section 11 (b)
Available Investor Shares	Section 2 (b)
Bank Financing	Section 3 (qq)
Bankruptcy Code	Recitals
Bankruptcy Court	Recitals
Bankruptcy Rules	Section 3 (b)(i)
Basic Subscription Period	Section 1 (c)(ii)
Breaching Investor	Section 11 (b)
Business Day	Section 1 (c)(iv)
Business Plan	Section 5 (s)
Capital Structure Date	Section 3 (d)
Cerberus	Recitals
Change of Recommendation	Section 9 (a)(vi)
Chapter 11 Cases	Recitals
Closing Date	Section 2 (d)
Closing Date Outside Date	Section 12 (d)(iii)
Code	Section 3 (z)(ii)
Commission	Section 1 (c)(ii)
Commitment Fees	Section 2 (h)(ii)
Commitment Parties	Recitals
Company	Preamble
Company ERISA Affiliate	Section 3 (z)(ii)
Company Plans	Section 3 (z)(i)
Company SEC Documents	Section 3 (j)
Confirmation Order	Section 9 (a)(vii)
Confirmed Plan	Section 9 (a)(ix)
Consideration Period	Section 12 (f)(ii)
Cure Period	Section 9 (a)(xxviii)(C)(3)
Debt Financing	Section 3 (qq)
Debtors	Recitals
Delivered Investment Documents	Section 9(a)(xxviii)(A)(i)

SCHEDULE 1

Defined Term	Section
Determination Date	Section 1 (c)(vi)
DGCL	Section 3 (oo)
Direct Subscription Shares	Section 2 (a)(i)
Disclosure Letter	Section 3
Disclosure Letter Delivery Date	Section 3
Disclosure Statement	Recitals
Disinterested Director	Section 8 (c)
Dolce	Recitals
Draft Business Plan	Section 3 (m)(vii)
Effective Date	Section 1 (c)(iv)
Eligible Holder	Section 1 (a)
Environmental Laws	Section 3 (x)(i)
Equity Commitment Letter	Section 4 (o)
ERISA	Section 3 (z)(i)
Exchange Act	Section 3 (i)
Existing Shareholder Rights Plan	Section 3 (d)
Expiration Time	Section 1 (c)(iv)
E&Y	Section 3 (q)
Final Approval Order	Section 9 (a)(i)
Financing Letter	Section 3 (qq)
Financing Order	Section 2 (j)
GAAP	Section 3 (i)
GM	Recitals
GM Debt	Section 5 (t)
GM Settlement	Section 5 (p)
GS	Preamble
Harbinger	Preamble
Harbinger Fund	Recitals
HSR Act	Section 3 (g)
Indebtedness	Section 9 (a)(xxvii)
Indemnified Person	Section 10 (a)
Indemnifying Party	Section 10 (a)
Intellectual Property	Section 3 (s)
Investment Decision Package	Section 3 (k)(iii)
Investor	Preamble
Investor Default	Section 2 (b)
Investor Disclosure Letter	Section 4
Investors	Preamble
Investor Shares	Section 2 (a)
Issuer Free Writing Prospectus	Section 3 (k)(iv)
IUE-CWA	Section 3 (pp)
IUE-CWA MOU	Section 3 (pp)
knowledge of the Company	Section 22
Labor MOUs	Section 3 (pp)

SCHEDULE 1

Defined Term	Section
Limited Termination	Section 12 (d)
Losses	Section 10 (a)
Material Adverse Effect	Section 3 (a)
Material Investment Documents	Section 9 (a)(xxviii)
Maximum Number	Section 2 (a)
Merrill	Preamble
Money Laundering Laws	Section 3 (ee)
Monthly Financial Statements	Section 5 (r)
Multiemployer Plans	Section 3 (z)(ii)
Net Amount	Section 9 (a)(xxvii)
New Common Stock	Section 1 (a)
OFAC	Section 3 (ff)
Option	Section 3 (d)
Options	Section 3 (d)
Original Agreement	Recitals
Original Approval Motion	Recitals
Original Approval Order	Recitals
Original Investors	Recitals
Original PSA	Recitals
Over-Subscription Privilege	Section 1 (c)(iii)
Pardus	Preamble
Plan	Recitals
Preferred Commitment Fee	Section 2 (h)(i)
Preferred Shares	Section 2 (a)
Preferred Term Sheet	Section 1 (b)
Preliminary Rights Offering Prospectus	Section 3 (k)(v)
Proceedings	Section 10 (a)
Purchase Notice	Section 1 (c)(vi)
Purchase Price	Section 1 (a)
Registration Rights Agreement	Section 8 (c)
Related Purchaser	Section 2 (a)
Relevant Date	Section 9 (a)(xxviii)(A)(i)
Resale Registration Documents	Section 8 (c)
Resale Registration Statement	Section 8 (c)
Restricted Period	Section 5 (j)
Right	Section 1 (a)
Rights Distribution Date	Section 1 (c)(ii)
Rights Exercise Period	Section 1 (c)(iv)
Rights Offering	Section 1 (a)
Rights Offering Prospectus	Section 3 (k)(ii)
Rights Offering Registration Statement	Section 3 (k)(i)
Satisfaction Notice	Section 1 (c)(vi)
Securities Act	Section 1 (c)(ii)
Securities Act Effective Date	Section 3 (k)(vi)

SCHEDULE 1

Defined Term	Section
Series A Certificate of Designations	Section 2 (a)(iii)
Series A Preferred Stock	Section 2 (a)(iii)
Series A Purchase Price	Section 2 (a)(iii)
Series B Certificate of Designations	Section 2 (a)(i)
Series B Preferred Stock	Section 2 (a)(i)
Share	Section 1 (a)
Shareholders Agreement	Section 8 (c)
Significant Subsidiary	Section 3 (a)
Single-Employer Plan	Section 3 (z)(ii)
Standby Commitment Fee	Section 2 (h)(ii)
Stock Plans	Section 3 (d)
Subscription Agent	Section 1 (c)(iv)
Subsequent Approval Date	Recitals
Subsequent Approval Motion	Recitals
Subsequent Approval Order	Recitals
Subsidiary	Section 3 (a)
Superior Transaction	Section 12 (f)
Takeover Statute	Section 3 (oo)
Taxes	Section 3 (y)
Tax Returns	Section 3 (y)(i)
Transaction Agreements	Section 3 (b)(i)
Transaction Expenses	Section 2 (j)
Transformation Plan	Section 3 (m)(vi)
UAW	Section 3 (pp)
UAW MOUs	Section 3 (pp)
UBS	Preamble
Ultimate Purchasers	Section 2 (k)
Unsubscribed Shares	Section 2 (a)(iv)
USW	Section 3 (pp)
USW MOUs	Section 3 (pp)

SCHEDULE 2

		Direct
		Subscription			Maximum	Maximum
	Direct	Shares	Maximum	Maximum	Total	Total Common	Series A		Series B
	Subscription	Purchase	Backstop	Backstop Shares	Common	Shares	Preferred	Purchase	Preferred	Purchase	Total
Investor	Shares	Price	Shares	Purchase Price	Shares	Purchase Price	Stock[2]	Price	Stock[3]	Price	Purchase Price
ADAH	1,933,680	$67,638,500	17,403,120	$608,746,500	19,336,800	$676,385,000	13,481,313	$400,000,000	—	$—	$1,076,385,000
Del-Auto	771,104	$26,972,600	6,939,939	$242,753,400	7,711,043	$269,726,000	—	—	3,645,027	$127,500,000	$397,226,000
Merrill	291,221	$10,186,650	2,620,988	$91,679,850	2,912,209	$101,866,500	—	—	1,858,249	$65,000,000	$166,866,500
UBS	291,221	$10,186,650	2,620,988	$91,679,850	2,912,209	$101,866,500	—	—	1,858,249	$65,000,000	$166,866,500
GS	1,043,478	$36,500,000	9,391,300	$328,500,000	10,434,778	$365,000,000	—	—	1,000,596	$35,000,000	$400,000,000
Pardus	672,274	$23,515,600	6,050,466	$211,640,400	6,722,740	$235,156,000	—	—	3,073,257	$107,500,000	$342,656,000

Total	5,002,978	$175,000,000	45,026,801	$1,575,000,000	50,029,779	$1,750,000,000	13,481,313	$400,000,000	11,435,378	$400,000,000	$2,550,000,000
Proportionate Share of Preferred Commitment Fee:
ADAH	50.4861%
Del-Auto	15.9375%
Merrill	8.1250%
UBS	8.1250%
GS	3.8889%
Pardus	13.4375%

Total	100%
Proportionate Share of Standby Commitment Fee:
ADAH	40.3977%
Del-Auto	15.4712%
Merrill	6.0769%
UBS	6.0769%
GS	18.5397%
Pardus	13.4375%

Total	100%
Proportionate Share of Alternate Transaction Fee:[4]	If full Commitment Fee received	If no Commitment Fee received
ADAH	54.3750%	46.8555%
Del-Auto	15.9375%	15.7150%
Merrill	8.1250%	7.1475%
UBS	8.1250%	7.1475%
GS	0%	9.6970%
Pardus	13.4375%	13.4375%

Total	100%	100%

[2]	Common stock equivalent units.

[3]	Common stock equivalent units.

[4]	Percentages will fluctuate depending on the amount of any Commitment Fee received.

EXHIBIT A
Summary of Terms of Preferred Stock

EXHIBIT A
SUMMARY OF TERMS OF
SERIES A-1 PREFERRED STOCK,
SERIES A-2 PREFERRED STOCK,
AND SERIES B PREFERRED STOCK
          Set forth below is a summary of indicative terms for a potential investment in Delphi Corporation by entities or funds controlled by Appaloosa Management, Harbinger Capital Partners, Merrill Lynch, Pierce, Fenner & Smith Incorporated., UBS Securities, Goldman, Sachs & Co. and Pardus Special Opportunities Master Fund L.P. The investment is being made in connection with a Plan of Reorganization of Delphi Corporation under chapter 11 of the Bankruptcy Code. The terms set forth below are intended solely to provide a framework for the parties as they proceed with discussions of the proposed transaction and do not constitute any agreement with respect to the definitive terms for any transaction or any agreement to agree or any solicitation of acceptances or rejections of any plan of reorganization. While the parties expect to negotiate in good faith with respect to the terms for a transaction, any party shall be free to discontinue discussions and negotiations at any time for any reason or no reason. No party shall be bound by the terms hereof and only execution and delivery of definitive documentation relating to the transaction shall result in any binding or enforceable obligations of any party relating to the transaction.

Issuer:	Delphi Corporation (the “Company”), a corporation organized under the laws of Delaware and a successor to Delphi Corporation, as debtor in possession in the chapter 11 reorganization case (the “Bankruptcy Case”) pending in the United States Bankruptcy Court for the Southern District of New York.

Investors:	Entities or funds controlled by Appaloosa Management (“Appaloosa”), Harbinger Capital Partners (“Harbinger”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill"), UBS Securities (“UBS"), Goldman, Sachs & Co. (“GS”) and Pardus Special Opportunities Master Fund L.P. (“Pardus” and together with Harbinger, Merrill, UBS and GS, the “Co-Lead Investors”), with the Series B Preferred Stock to be purchased by the Co-Lead Investors allocated as follows: (a) Harbinger—31.875%; (b) Merrill—16.25%; (c) UBS—16.25%; (d) GS—8.75%; and (e) Pardus—26.875%. Appaloosa or any Permitted Holder (as defined below) shall be the exclusive purchaser and sole beneficial owner for all purposes hereunder of the Series A-1 Preferred Stock (as defined below). Appaloosa, Harbinger, Merrill, UBS, GS and Pardus are collectively referred to as the “Investors.”

Securities to be Issued:	Series A-1 Senior Convertible Preferred Stock, par value $0.01 per share (the “Series A-1 Preferred Stock”). The Series A-1 Preferred Stock shall convert to Series A-2 Preferred Stock (the “Series A-2 Preferred Stock” and, together with the Series A-1 Preferred Stock, the “Series A Preferred Stock”) in certain circumstances described in this term sheet.

Series B Senior Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”).

The Series B Preferred Stock shall be identical in all respect to the Series A-1 Preferred Stock except as specifically set forth below.

The Series A-2 Preferred Stock shall be identical in all respect to the Series A-1 Preferred Stock except it shall not have Voting Rights and Governance Rights (as defined below).

The (i) Series A-1 Preferred Stock and the shares of Common Stock underlying such Series A-1 Preferred Stock may not be, directly or indirectly, sold, transferred, assigned, pledged, donated, or otherwise encumbered or disposed of by any Series A Preferred Stock Holder (as defined below), during the two years following the effective date (the “Effective Date”) of the Company’s plan of reorganization in the Bankruptcy case (the “Plan”) other than in whole pursuant to a sale of the Company (as defined below) (provided, however, that in any sale of Series A-1 Preferred Stock in connection with a sale of the Company, the seller of the Series A-1 Preferred Stock may receive consideration with a value no greater than the greater of (i) the fair market value of the Series A-1 Preferred Stock (or a preferred security of equivalent economic value), such fair market value not to reflect the value of the Voting Rights and Governance Rights attributable to the Series A-1 Preferred Stock, and (ii) the Liquidation Value) and (ii) Series B Preferred Stock and the shares of Common Stock underlying such Series B Preferred Stock, or any interest or participation therein may not be, directly or indirectly, sold, transferred, assigned, pledged or otherwise encumbered or disposed of (including by exercise of any registration rights) during the ninety days following the Effective Date other than in whole pursuant to a sale of the Company (each of (i) and (ii), the “Transfer Restriction”). A “sale of the Company” means the sale of the Company to a party or parties other than, and not including, Appaloosa or any affiliate of Appaloosa (for this purpose, an “affiliate” of Appaloosa shall not include any company in which a fund managed by Appaloosa or its affiliates invests and does not control) pursuant to which such party or parties acquire (i) the capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Company’s Board of Directors (whether by merger, consolidation or sale or transfer of the Company’s capital stock) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis.

Purchase of Preferred Stock:	At the Effective Date, (i) Appaloosa will purchase all of the 13,481,313 shares of Series A-1 Preferred Stock for an aggregate purchase price of $400 million and (ii) the Co-Lead Investors shall purchase all of the 11,435,378 shares of Series B Preferred Stock, for an aggregate purchase price of $400 million. The aggregate stated value of the Series A-1 Preferred Stock shall be $400 million and the aggregate stated value of the Series B Preferred Stock shall be $400 million (in each case, the “Stated Value”).

2

Mandatory Conversion into Common Stock:	The Company shall convert into Common Stock all, but not less than all, of the (i) Series A Preferred Stock on the first date the Mandatory Conversion Requirements are satisfied (but in no event earlier than August 31, 20121) at the Conversion Price (as defined below) of the Series A Preferred Stock in effect on such conversion date, and (ii) Series B Preferred Stock on the first day the Mandatory Conversion Requirements are satisfied (but in no event earlier than the third anniversary of the Effective Date) at the Conversion Price (as defined below) of the Series B Preferred Stock in effect on such conversion date.

The “Mandatory Conversion Requirements” set forth in this section are as follows: (i) the closing price for the Common Stock for at least 35 trading days in the period of 45 consecutive trading days immediately preceding the date of the notice of conversion shall be equal to or greater than $55 per share and (ii) the Company has at the conversion date an effective shelf registration covering resales of the shares of Common Stock received upon such conversion of the Preferred Stock.

The Company will provide each Preferred Stock Holder (as defined below) with notice of conversion at least five (5) business days prior to the date of conversion.

The holders of the Series A Preferred Stock (the “Series A Preferred Stock Holders” and each, a “Series A Preferred Stock Holder”) will agree not to take any action to delay or prevent such registration statement from becoming effective.

Liquidation Rights:	In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Preferred Stock (the “Preferred Stock Holders” and each, a “Preferred Stock Holder”) shall receive, in exchange for each share, out of legally available assets of the Company, (A) a preferential amount in cash equal to (i) the Stated Value plus (ii) the aggregate amount of all accrued and unpaid dividends or distributions with respect to such share (such amount being referred to as the “Liquidation Value”) and (B) a non-preferential amount (if any) in cash (the “Common Equivalent Amount”) equal to (i) the amount that Preferred Stock Holder would have received pursuant to the liquidation if it had converted its Preferred Stock into Common Stock immediately prior to the liquidation minus (ii) any amounts received pursuant to (A)(i) and (ii) hereof (the Stated Value and dividends and distributions). For the avoidance of doubt, this paragraph should operate so that in the event of a liquidation, dissolution or winding up of the business of the Company, a Preferred Stock Holder

[1]	Assumes emergence by February 29, 2008. Conversion date to be adjusted day-by-day to reflect any later date.

3

shall receive a total amount, in cash, equal to the greater of: (i) the Liquidation Value and (ii) the amount that a Preferred Stock Holder would have received pursuant to the liquidation, dissolution or winding up of the business if it converted its Preferred Stock into Common Stock immediately prior to the liquidation.

Ranking:	The Series A Preferred Stock and the Series B Preferred Stock shall rank pari passu with respect to any distributions upon liquidation, dissolution or winding up of the Company. The Preferred Stock will rank senior to any other class or series of capital stock of the Company (“Junior Stock”) with respect to any distributions upon liquidation, dissolution or winding up of the Company.

While any bankruptcy event is pending: (i) there shall be no dividends or other distributions on shares of Junior Stock or any purchase, redemption, retirement or other acquisition for value or other payment in respect of Junior Stock unless the Preferred Stock has been paid its Liquidation Value in full, (ii) there shall be no such dividends, distributions, purchases, redemptions, retirement, acquisitions or payments on Junior Stock in each case in cash unless the Preferred Stock has first been paid in full in cash its Liquidation Value and (iii) there shall be no dividends or other distributions on Series A Preferred Stock or Series B Preferred Stock or any purchase, redemption, retirement or other acquisition for value or other payment in respect of Series A Preferred Stock or Series B Preferred Stock unless each of the Series A Preferred Stock and Series B Preferred Stock shall receive the same securities and the same percentage mix of consideration in respect of any such payment, dividend or distribution.

Conversion of Preferred Stock into Common Stock:	Each share of Preferred Stock shall be convertible at any time, without any payment by the Preferred Stock Holder, into a number of shares of Common Stock equal to (i) the Liquidation Value divided by (ii) the Conversion Price. The Conversion Price shall initially be $29.67, with respect to the Series A Preferred Stock, and $34.98 with respect to the Series B Preferred Stock, in each case subject to adjustment from time to time pursuant to the anti-dilution provisions of the Preferred Stock (as so adjusted, the “Conversion Price”). The anti-dilution provisions will contain customary provisions with respect to stock splits, recombinations and stock dividends and customary weighted average anti-dilution provisions in the event of, among other things, the issuance of rights, options or convertible securities with an exercise or conversion or exchange price below the Conversion Price, the issuance of additional shares at a price less than the Conversion Price and other similar occurrences.

4

Conversion of Series A-1 Preferred Stock Into Series A-2 Preferred Stock:	If (a) Appaloosa or any Permitted Holder (as defined below) sells, transfers, assigns, pledges, donates or otherwise encumbers to any person other than a Permitted Holder, or converts into Common Stock, shares of Series A-1 Preferred Stock with an aggregate Liquidation Value in excess of $100 million, or (b) David Tepper no longer controls Appaloosa and James Bolin is no longer an executive officer of Appaloosa, then all the shares of Series A-1 Preferred Stock shall automatically convert into Series A-2 Preferred Stock without any action on the part of the holder thereof; provided, that with respect to clause (a), no such conversion shall be effective until the Company has in effect a registration statement covering resales of the Common Stock issuable upon conversion of the Preferred Stock. The Series A Preferred Stock Holders will agree not to take any action to delay or prevent such registration statement from becoming effective.

If Appaloosa transfers shares of Series A-1 Preferred Stock to any person other than an affiliate of Appaloosa (such affiliate being a “Permitted Holder”), then all the shares of Series A-1 Preferred Stock so transferred shall automatically convert into Series A-2 Preferred Stock without any action on the part of the holder thereof.

The direct or indirect transfer of ownership interests in any Permitted Holder that owns shares of Series A-1 Preferred Stock such that such Permitted Holder ceases to be an affiliate of Appaloosa shall constitute a transfer of such Series A-1 Preferred Stock to a person other than a Permitted Holder for the purpose of this provision.

Each event described above in the previous two paragraphs of this section “Conversion of Series A Preferred Stock into Series A-2 Preferred Stock” is referred to as a “Series A-2 Conversion Event.”

Subject to compliance with applicable securities laws and the Transfer Restriction, shares of Preferred Stock will be freely transferable.

Dividends:	Each Preferred Stock Holder shall be entitled to receive dividends and distributions on the Preferred Stock at an annual rate of 6.5% of the Liquidation Value thereof, with respect to the Series A Preferred Stock, and 3.25% of the Liquidation Value thereof, with respect to the Series B Preferred Stock, in each case payable quarterly in cash as declared by the Company’s Board. Unpaid dividends shall accrue. In addition, if any dividends are declared and paid on the Common Stock, the Series A Preferred Stock shall be entitled to receive, in addition to the dividend on the Series A Preferred Stock at the stated rate, the dividends that would have been payable on the number of shares of Common Stock that would have been issued on the Series A Preferred Stock had it been converted immediately prior to the record date for such dividend.

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Preference with Respect to Dividends:	Each Preferred Stock Holder shall, prior to the payment of any dividend or distribution in respect of any Junior Stock, be entitled to be paid in full the dividends and distributions payable in respect of the Preferred Stock.

Restriction on Redemptions of Junior Stock:	So long as shares of Series A Preferred Stock having a Liquidation Value of $200 million or more remain outstanding, the Company shall not and shall not permit any of its subsidiaries to, purchase, redeem or otherwise acquire for value any Junior Stock, except, so long as no bankruptcy event is pending, for (i) customary provisions with respect to repurchase of employee equity upon termination of employment, (ii) purchases, redemptions or other acquisitions for value of Common Stock not to exceed $50 million in any calendar year, and (iii) the mandatory redemption of outstanding shares of the Company’s Series C Convertible Preferred Stock in accordance with the terms and conditions, and in the amounts, set forth on the Summary of Terms of Series C Preferred Stock attached as Annex I to this Exhibit A.

Governance — Board of Directors:	A committee (the “Search Committee”) shall be appointed consisting of one (1) representative of Appaloosa, one (1) representative of the Company, being the Company’s lead director (currently John Opie), one (1) representative of the Unsecured Creditors Committee, being David Daigle, one (1) representative of the Co-Lead Investors other than UBS, GS and Merrill (who shall be determined by Appaloosa), and one (1) representative of the Equity Committee reasonably acceptable to the other members of the Search Committee. Each member of the Search Committee shall be entitled to require the Search Committee to interview any person to serve as a director unless such proposed candidate is rejected by each of the Appaloosa representative, the Company representative and the representative of the Unsecured Creditors’ Committee. The entire Search Committee shall be entitled to participate in such interview and in a discussion of such potential director following such interview.

The board of directors of the Company shall consist of nine (9) directors (which number shall not be expanded at all times that the Series A-1 Preferred Stock has Series A-1 Board Rights (as defined below)), three (3) of whom (who shall be Class III Directors) shall initially be nominated by Appaloosa and elected at the time of emergence from Chapter 11 by the Series A Preferred Stock Holders (and thereafter shall be elected directly by the Series A Preferred Stock Holders) (the “Series A Directors”), one (1) of whom (who shall be a Class I Director) shall be the Executive Chairman selected as described below under “Executive Chairman”, one (1) of whom (who shall be a Class I Director) shall be the Chief Executive Officer, one (1) of whom (who shall be a Class II Director) shall initially be selected by the Co-Lead Investor representative on the Search Committee with the approval of either the Company or the Unsecured Creditors’ Committee (the “Joint Investor

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Director”), one (1) of whom (who shall be a Class I Director) shall initially be selected by the Unsecured Creditors’ Committee and two (2) of whom (who shall be Class II Directors) shall initially be selected by the Unsecured Creditors’ Committee (such directors selected by the Unsecured Creditors’ Committee and the Joint Investor Director, being the “Common Directors”). For the avoidance of doubt, all directors selected in accordance with this paragraph, shall have been interviewed and/or discussed by the Search Committee. Each director so selected shall be appointed to the initial Board of Directors of the Company unless at least three members of the following four members of the Search Committee objects to the appointment of such individual: the Appaloosa representative, the Company representative; the representative of the Unsecured Creditors’ Committee; and the representative of the Equity Committee. Initially, the Board shall be comprised of (a) six (6) directors who satisfy all applicable independence requirements of the relevant stock exchange on which it is expected the Common Stock would be traded and (b) six (6) directors who are independent from the Investors; provided, that the requirements of this sentence may be waived by the unanimous consent of the Company, Appaloosa and the Unsecured Creditors Committee. Additionally, the Joint Investor Director must be independent from the Investors.

Directors initially will be placed as set forth above in three (3) classes: directors in the first class will have an initial term expiring at the annual meeting of stockholders to be held in 2009 (each a “Class I Director”), directors in the second class will have an initial term expiring at the annual meeting of stockholders to be held in 2010 (each a “Class II Director”), and directors in the final class will have an initial term expiring at the annual meeting of stockholders to be held in 2011 (each a “Class III Director”). After the expiration of each initial term of each class of directors, the directors will thereafter each have a one year term elected annually.

Following the initial election of the Executive Chairman and the Chief Executive Officer, the Executive Chairman and Chief Executive Officer shall be nominated for election to the Board by the Nominating and Corporate Governance Committee of the Board and elected to the board by the holders of the Common Stock and the Preferred Stock, voting as a class. The Executive Chairman of the Board shall be selected as described below under “Executive Chairman.” The initial Chief Executive Officer shall be Rodney O’Neal, who shall become the Chief Executive Officer and President not later than the effective date of the Plan.

After the initial selection of the Series A Directors, until the earlier of the expiration of the term of the Class III Directors and the conversion of all Series A-1 Preferred Stock to Series A-2 Preferred Stock or Common Stock, (a) the Series A Preferred Stock shall continue to directly elect

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(including removal and replacement) the Series A Directors subject to the ability of the Nominating and Corporate Governance Committee to, by majority vote, veto the selection of up to two proposed Series A Directors for each Series A director position on the Board and (b) the number of directors on the board of directors may not be increased. The rights of Series A-1 Preferred Stock described in this paragraph are referred to as “Series A-1 Board Rights”. Upon the earlier of such date, the Series A-1 Directors shall serve out their remaining term and thereafter be treated as Common Directors.

After the initial selection of the Common Directors, the nominees for election of the Common Directors shall be determined by the Nominating and Corporate Governance Committee of the Company’s Board of Directors, with the Series A Directors on such committee not entitled to vote on such determination at any time the Series A-1 Preferred Stock retains Series A-1 Board Rights, and recommended to the Company’s Board of Directors for nomination by the Board. Only holders of Common Stock, Series B Preferred Stock and Series A Preferred Stock that is not entitled to Series A Board Rights shall be entitled to vote on the election of the Common Directors.

The Search Committee shall determine by majority vote the Committee assignments of the initial Board of Directors; provided, that for the initial Board and at all times thereafter that the Series A-1 Preferred Stock retains Series A-1 Board Rights at least one Series A Director shall be on all committees of the Board and a Series A Director shall constitute the Chairman of the Compensation Committee of the Board; provided, further, that so long as the Series A-1 Preferred Stock retains Series A-1 Board Rights, the Series A Directors shall not constitute a majority of the Nominating and Corporate Governance Committee. Committee assignments shall be subject to all applicable independence and qualification requirements for directors including those of the relevant stock exchange on which the Common Stock is expected to be traded. Pursuant to a stockholders’ agreement or other arrangements, the Company shall maintain that composition.

Governance — Executive Chairman:	The Executive Chairman shall initially be selected by majority vote of the Search Committee, which must include the approval of the representatives of Appaloosa and the Unsecured Creditors’ Committee. Any successor Executive Chairman shall be selected by the Nominating and Corporate Governance Committee of the Board, subject (but only for so long as any of the Series A-1 Preferred Stock remains outstanding) to the approval of the Series A-1 Preferred Stock Holders. Upon approval, such candidate shall be recommended by the Nominating and Corporate Governance Committee to the Company’s Board of Directors for appointment as the Executive Chairman and nomination to the Board. The Preferred Stock Holders will vote on the candidate’s election to the Board on an as-converted basis together with holders of Common Stock.

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Notwithstanding the foregoing, if there shall occur any vacancy in the office of the Executive Chairman during the initial one (1) year term, the successor Executive Chairman shall be nominated by the Series A-1 Preferred Stock Holders (but only for so long any of as the Series A-1 Preferred Stock remains outstanding) subject to the approval of the Nominating and Corporate Governance Committee of the Board.

The Executive Chairman shall be a full-time employee of the Company with his or her principal office in the Company’s world headquarters in Troy, Michigan and shall devote substantially all of his or her business activity to the business affairs of the Company.

The Executive Chairman shall cause the Company to and the Company shall be obligated to meaningfully consult with the representatives of the Series A-1 Preferred Stock Holders with respect to the annual budget and material modifications thereto prior to the time it is submitted to the Board for approval.

The employment agreements entered into by the Company with the Executive Chairman and the Chief Executive Officer shall provide that (i) upon any termination of employment, the Executive Chairman and/or the Chief Executive Officer shall resign as a director (and the employment agreements shall require delivery at the time such agreements are entered into of an executed irrevocable resignation that becomes effective upon such termination) and (ii) the right to receive any payments or other benefits upon termination of employment shall be conditioned upon such resignation. If for any reason the Executive Chairman or the Chief Executive Officer does not resign or the irrevocable resignation is determined to be ineffective, then the Series A-1 Preferred Stock Holders may remove the Executive Chairman and/or Chief Executive Officer as a director, subject to applicable law. The employment agreement of the Chief Executive Officer will provide that if the Chief Executive Officer is not elected as a member of the Company’s Board, the Chief Executive Officer may resign for “cause” or “good reason”.

The special rights of the Series A-1 Preferred Stock referred to in “Governance — Board of Directors” and in this “Executive Chairman” section are referred to as the “Governance Rights”.

Governance — Voting Rights:	Except with respect to the election of directors, who shall be elected as specified above, the Preferred Stock Holders shall vote, on an “as converted” basis, together with the holders of the Common Stock, on all matters submitted to shareholders.

The Series A-1 Preferred Stock Holders shall be entitled to propose individuals for appointment as Chief Executive Officer and Chief Financial Officer, subject to a vote of the Board. The Series A-1

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Preferred Stock Holders shall also have the non-exclusive right to propose the termination of the Executive Chairman (but only during the initial one (1) year term of the Executive Chairman and only for so long as the Series A-1 Preferred Stock remains outstanding), the Chief Executive Officer and Chief Financial Officer, in each case, subject to a vote of the Board. If the Series A Preferred Stock Holders propose the appointment or termination of the Chief Executive Officer or Chief Financial Officer, the Board shall convene and vote on such proposal within ten (10) days of the Board’s receipt of notice from the Series A-1 Preferred Stock Holders; provided, that the then current Chief Executive Officer shall not be entitled to vote on either the appointment or termination of the Chief Executive Officer and shall not be entitled to vote on the termination of the Chief Financial Officer.

The Company shall not, and shall not permit its subsidiaries to, take any of the following actions (subject to customary exceptions as applicable) unless (i) the Company shall provide the Series A-1 Preferred Stock Holders with at least 20 business days advance notice and (ii) it shall not have received, prior to the 10th business day after the receipt of such notice by the Series A-1 Preferred Stock Holders, written notice from all of the Series A-1 Preferred Stock Holders that they object to such action:

▪ any action to liquidate the Company;

▪ any amendment of the charter or bylaws that adversely affects the Series A Preferred Stock (any expansion of the Board of Directors would be deemed adverse); or

▪ at all times that the Series A Preferred Stock is subject to the Transfer Restriction:

▪ a sale, transfer or other disposition of all or substantially all of the assets of the Company and its subsidiaries, on a consolidated basis;

▪ any merger or consolidation involving a change of control of the Company; or

▪ any acquisition of or investment in any other person or entity having a value in excess of $250 million in any twelve-month period after the Issue Date.

The approval rights set forth above shall be in addition to the other rights set forth above and any voting rights to which the Series A Preferred Stock Holders are entitled above and under Delaware law.

The special rights of the Series A-1 Preferred Stock described above in this section “Governance — Voting Rights” are referred to as the “Voting Rights”. The Series A-1 Preferred Stock Holders shall have no Voting Rights after no shares of Series A-1 Preferred Stock are outstanding.

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Appaloosa and the Permitted Holders shall not receive, in exchange for the exercise or non-exercise of voting or other rights in connection with any transaction subject to Voting Rights, any compensation or remuneration; provided, that this restriction shall not prohibit the reimbursement of expenses incurred by Appaloosa or any Permitted Holders and shall not prohibit the payment of fees by the Company to Appaloosa or any Permitted Holder if the Company has engaged Appaloosa or its affiliates as an advisor or consultant in connection with any such transaction.

Change of Control:	In a merger or consolidation, or sale of the Company, involving a change of control of the Company (a “Change of Control Transaction”), each holder of Series A Preferred Stock may elect to require (the “Series A Change of Control Put”) that such holder’s shares of Series A Preferred Stock be redeemed by the Company for consideration payable in cash and/or freely tradable marketable securities equal to the greater of (i) the consideration with a value equal to the fair market value of the Series A Preferred Stock (such fair market value shall not reflect the value of the Voting Rights and Governance Rights attributable to the Series A-1 Preferred Stock) and (ii) the Liquidation Value. In a Change of Control Transaction, each holder of Series B Preferred Stock may elect to require (the “Series B Change of Control Put” and, together with the Series A Change of Control Put, the “Change of Control Put”) that such holder’s shares of Series B Preferred Stock be redeemed by the Company for consideration payable in cash and/or freely tradable marketable securities equal to the greater of (i) the consideration with a value equal to the fair market value of the Series B Preferred Stock and (ii) the Liquidation Value; provided, that each holder of Series B Preferred Stock who elects to exercise its Series B Change of Control Put shall receive the same securities and the same percentage mix of consideration as received by each holder of Series A Preferred Stock upon exercise of the Series A Change of Control Put in connection with such Change of Control Transaction. For the purpose of this provision, equity securities that are listed on a national securities exchange and debt that is registered, or 144A debt instruments which contain customary A/B exchange registration rights, shall be marketable securities.

The holders of the Company’s Series C Preferred Stock also have a redemption right with respect to a Change of Control Transaction (the “Junior Put Option”). The holders of Series C Preferred Stock shall be entitled to receive, as consideration in connection with the exercise of a Junior Put Option, the same percentage of cash consideration as was paid or, but for the failure of Preferred Stockholders to exercise their Change of Control Put, would have been paid to the holders of Preferred Stock in connection with the exercise of a Change of Control Put; provided, that no holder of the Company’s Series C Preferred Stock shall be entitled to any cash consideration upon exercise of a Junior Put Option if such cash

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consideration would result in the Company’s Series C Preferred Stock receiving more cash, in the aggregate, than would have been payable to all holders of Preferred Stock upon exercise of their Change of Control Put (unless holders of Preferred Stock are entitled to receive payment on the exercise of the Change of Control Put 100% in cash, in which case there shall be no limit on the cash payable to the Company’s Series C Preferred Stock with respect to a Junior Put Option). In the event of a Change of Control Put where all or a part of the consideration to be received is marketable securities, the fair market value of such securities shall be determined as follows:

• If the consideration to be received is an existing publicly traded security, the fair market value shall reasonably be determined based on the market value of such security.

•    If the consideration to be received is not an existing publicly traded security, the fair market value (taking into account the liquidity of such security) shall reasonably be determined by the board of directors of the Company in good faith. If the holders of the Preferred Stock object to the valuation of the board of directors, they may request that an appraisal be conducted to determine the fair market value of the consideration (taking into account the liquidity of such security). If such a request is made, the determination of the fair market value of the consideration shall be made by a nationally recognized investment banking, appraisal or valuation firm selected by the holders of the Series A and B Preferred Stock. If such holders cannot agree on a mutually acceptable appraisal firm, then the holders of the Series A Preferred Stock, on the one hand, and the Series B Preferred Stock, on the other hand, shall each choose one appraisal firm and the respective chosen firms shall agree on another appraisal firm which shall make the determination. The cost of such appraisal shall be borne by the Company.

• The determination of the fair market value of the consideration received in a Change of Control Transaction shall be determined within appropriate time periods to be agreed upon.

The Company shall not enter into a Change of Control Transaction unless adequate provision is made to ensure that holders of the Preferred Stock will receive the consideration referred to above in connection with such Change of Control Transaction.

Reservation of Unissued Stock:	The Company shall maintain sufficient authorized but unissued securities of all classes issuable upon the conversion or exchange of shares of Preferred Stock and Common Stock.

Transferability:	The Series A Preferred Stock Holders may sell or otherwise transfer such stock as follows:

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▪ to any Permitted Holder; or

▪    subject to the Transfer Restriction, to any other person; provided, however, that upon any such transfer, the shares of Series A-1 Preferred Stock so transferred shall automatically convert into Series A-2 Preferred Stock.

Registration Rights:	Each and any Investor, Related Purchaser (as such term is defined in the Equity Purchase and Commitment Agreement among the Company and the Investors (as amended, the “EPCA”)), Ultimate Purchaser (as such term is defined in the EPCA), and their affiliates or assignee or transferee of Registrable Securities (as defined below) (collectively, the “Holders”) shall be entitled to registration rights as set forth below. The registration rights agreement shall contain customary terms and provisions consistent with such terms, including customary hold-back, cutback and indemnification provisions.

Demand Registrations. Subject to the Transfer Restriction, the Investors and their respective affiliates (including Related Purchasers) shall be entitled to an aggregate of five (5) demand registrations with respect to Registrable Securities, in addition to any shelf registration statement required by the EPCA with respect to Registrable Securities (which shelf registration shall be renewed or remain available for at least three years or, if longer, so long as the Company is not eligible to use Form S-3); provided, that all but one such demand right requires the prior written consent of Appaloosa and the one demand not requiring the consent of Appaloosa shall be at the request of the Investors and their respective affiliates (including Related Purchasers) holding a majority of the shares of Series B Preferred Stock; provided, further, that following the time that the Company is eligible to use Form S-3, the Investors and their respective affiliates (including Related Purchasers) shall be entitled to an unlimited number of demand registrations with respect to Registrable Securities (without the need for Appaloosa’s consent). Any demand registration may, at the option of the Investors and their respective affiliates (including Related Purchasers) be a “shelf” registration pursuant to Rule 415 under the Securities Act of 1933. All registrations will be subject to customary “windows.”

Piggyback Registrations. In addition, subject to the Transfer Restriction, the Holders shall be entitled to unlimited piggyback registration rights with respect to Registrable Securities, subject to customary cut-back provisions.

Registrable Securities: “Registrable Securities” shall mean and include (i) any shares of Series A-2 Preferred Stock, Series B Preferred Stock, any shares of Common Stock issuable upon conversion of the Preferred Stock, any other shares of Common Stock (including shares acquired in the rights offering or upon the exercise of preemptive rights) and any

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additional securities issued or distributed by way of a dividend or other distribution in respect of any such securities, in each case, held by any Holder, and (ii) any shares of Common Stock issuable upon the conversion of the Company’s Series C Preferred Stock and any additional securities issued or distributed by way of dividend or distribution in respect of any such shares of Common Stock. Securities shall cease to be Registrable Securities upon sale to the public pursuant to a registration statement or Rule 144, or when all shares held by a Holder may be transferred without restriction pursuant to Rule 144(k).

Expenses. All registrations shall be at the Company’s expense (except underwriting fees, discounts and commissions agreed to be paid by the selling holders), including, without limitation, all fees and expenses of one counsel for any holders selling Registrable Securities in connection with any such registration.

Preemptive Rights:	So long as shares of Series A-1 Preferred Stock having a Liquidation Value of $250 million or more remain outstanding, the Preferred Stock Holders shall be entitled to participate pro rata in any offering of equity securities of the Company, other than with respect to (i) shares issued or underlying options issued to management and employees and (ii) shares issued in connection with business combination transactions.

Commitment Fee:	(a) A commitment fee of 2.25% of total commitment shall be earned by and payable to the Investors and (b) an additional arrangement fee of 0.25% of total commitment shall be earned by and payable to Appaloosa, all as provided for in the EPCA.

Standstill	For a period of five (5) years from the Closing Date, Appaloosa will not (a) acquire, offer or propose to acquire, solicit an offer to sell or donate or agree to acquire, or enter into any arrangement or undertaking to acquire, directly or indirectly, by purchase, gift or otherwise, record or direct or indirect beneficial ownership (as such term is defined in Rule 13d-3 of the Exchange Act) of more than 25% of the Company’s common stock or any direct or indirect rights, warrants or options to acquire record or direct or indirect beneficial ownership of more than 25% of the Company’s common stock or (b) sell, transfer, pledge, dispose, distribute or assign (“Transfer”) to any person in a single transaction, Company Common Stock or any securities convertible into or exchangeable for or representing the right to acquire the Company’s Common Stock (“Common Stock Equivalents”) representing more than 15% of the Company’s then issued and outstanding (on a fully diluted basis) Common Stock; provided, that Appaloosa shall be permitted to Transfer the Company’s Common Stock or Common Stock Equivalents (i) to Permitted Holders, (ii) as part of a broadly distributed public offering effected in accordance with an effective registration statement, (iii) in a sale of the Company, (iv) pursuant to any tender or exchange offer or (v) as otherwise approved by (A) during the initial three year

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term of the Series A Directors, a majority of Directors who are not Series A Directors or (B) after the initial three year term of the Series A Directors, a majority of the Directors (customary exceptions shall apply for Transfers to partners, stockholders, family members and trusts and Transfers pursuant to the laws of succession, distribution and descent).

Stockholders Agreement:	Certain of the provisions hereof will be contained in a Stockholders Agreement to be executed and delivered by ADAH and the Company on the Effective Date.

Governing Law:	State of Delaware

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EXHIBIT B
The Plan

EXHIBIT C
Disclosure Statement

EXHIBIT D
[Financing Letter]

EXHIBIT E
EXHIBIT E
     The terms of the GM Note shall be determined as follows:
o	2nd lien exit financing of $1.5 billion (net of OID1) having a maturity of 8 years from the date of initial issuance, and issued under a single credit facility, allocated as follows:
▪	At least $750 million (net of OID) in a note with market clearing terms and covenants acceptable to Delphi to be raised from a third-party financing source prior to emergence. All cash proceeds from the 2nd lien financing to be paid to GM.[2]

▪	$750 million (net of OID), as reduced by any cash proceeds above $750 million as referred to above or as reduced below, in a note provided to GM having the same terms as provided in connection with the third-party financing. The 2nd lien credit agreement will provide that at any time that GM holds more than $500 million (net of OID) of the Notes that any matter requiring approval of less than 100% of the Noteholders shall require the following approvals to be effective: (1) if GM votes in favor of the matter, the approval of at least one-third of the non-GM Noteholders (determined by principal amount); or (2) if GM does not vote in favor of the matter, the approval of at least two-thirds of the non-GM Noteholders (determined by principal amount). No other special voting rights shall be included in the 2nd lien credit agreement.

▪	Third party financing source (i.e., the initial purchaser or underwriter) will have the right, through the emergence date, to replace GM on up to $500 million (net of OID) of the note being provided to GM in which case cash in the amount of any such replacement shall be paid to GM and its note (net of OID) shall be reduced by such amount.

▪	If the 1st lien exit financing is greater than $3.7 billion (net of OID), an amount of cash equal to such excess (the “Excess Amount”) will be paid to GM as part of its recovery and the 2nd lien financing will be reduced by such amount (with at least 50% of the remaining 2nd lien financing allocated to the third party financing source), provided that the sum of (i) undrawn availability plus any open letters of credit up to $100 million pursuant to an ABL revolving credit facility and (ii) Delphi’s pro forma consolidated cash as of the Effective Date (excluding the Excess Amount and after giving pro forma effect to the $1.5 billion cash payment to GM

[1]	For all purposes of this Exhibit, OID excludes any fees paid to underwriters or agents

[2]	To the extent that the ABL revolving credit facility (to the exclusion of any other portion of the 1st lien exit facility) has a first priority lien on any assets and the term loan portion of the 1st lien financing has a 2nd lien, the notes subject to the 2nd lien financing shall have a third lien on such assets.

EXHIBIT E

in connection with the 414(l) transaction) (the “Liquidity Amount”) is at least $3.189 billion. In the event that the Liquidity Amount is less than $3.189 billion, then any Excess Amount shall be retained by Delphi up to the point that the amount of such Excess Amount retained plus the Liquidity Amount equals $3.189 billion and the remaining amount shall be paid to GM and the 2nd lien financing will be reduced by such amount paid to GM as provided above.

o	GM shall not have registration rights with respect to the GM Note.

o	Subject to the following sentence, the collateral and guarantee package for the 2nd lien financing will be substantially the same as that for the 1st lien financing. The 2nd lien facility shall not have a lien on the assets (other than the stock of the first tier foreign subsidiaries) solely securing the European portions of the 1st lien facility.

o	The GM Note shall be subject to a 6 month lock-up from the effectiveness of the Plan of Reorganization, provided however that, during such lock-up period, GM shall not be restricted from selling second lien notes if such notes are sold to investors at a price at least equal to par less any original issue discount (the “Threshold Price”), or below the Threshold Price, if GM makes a pro rata payment to the other holders of 2nd lien notes equal to the product of (i) the absolute difference (measured in basis points) between the actual price at which GM notes are sold by GM and the Threshold Price and (ii) the face amount of the 2nd lien notes held by others prior to giving effect to the sale of the GM notes.

Appaloosa Management L.P.
26 Main Street
Chatham, New Jersey 07928
                                         October [29], 2007
A-D Acquisition Holdings, LLC
c/o Appaloosa Management L.P.
26 Main Street
Chatham, New Jersey, 07928
Attention: Jim Bolin
Delphi Corporation
5725 Delphi Drive
Troy, Michigan 48098
Ladies and Gentlemen:
          Reference is made to that certain Equity Purchase and Commitment Agreement, as amended by that certain First Amendment to such Equity Purchase and Commitment Agreement, dated as of October [29], 2007 (as from time to time amended, restated, amended and restated, modified or supplemented in accordance with the terms thereof, the “Agreement”), by and among A-D Acquisition Holdings, LLC, a limited liability company formed under the laws of the State of Delaware (the “Investor”), Harbinger Del-Auto Investment Company, Ltd., an exempted company formed under the laws of the Cayman Islands, Merrill Lynch, Pierce Fenner & Smith Incorporated, a Delaware corporation, UBS Securities LLC, a limited liability company formed under the laws of the State of Delaware, Goldman Sachs & Co., a New York limited partnership, and Pardus DPH Holding LLC, a limited liability company formed under the laws of the State of Delaware, on the one hand, and Delphi Corporation, a Delaware corporation (as a debtor-in-possession and a reorganized debtor, as applicable, the “Company”), on the other hand. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.
     This letter will confirm the commitment of Appaloosa Management L.P. (“AMLP”), on behalf of one or more of its affiliated funds or managed accounts to be designated, to provide or cause to be provided funds (the “Funds”) to the Investor in an amount up to $1,076,385,000, subject to the terms and conditions set forth herein. If (i) a Limited Termination has occurred, (ii) the Agreement has not been terminated by the Investor in accordance with its terms within ten (10) Business Days of the occurrence of such Limited Termination, and (iii) the Investor becomes obligated in accordance with Section 2(b) of the Agreement to purchase the Available Investor Shares as a result of such Limited Termination (an “Escalation Trigger”), the maximum amount of Funds referred to in the immediately preceding sentence shall be increased as follows: (i) by $166,866,500 if an Escalation Trigger arises as a result of a Limited Termination by Merrill Lynch, Pierce, Fenner & Smith Incorporated; (ii) by $166,866,500 if an Escalation Trigger arises as a result of a Limited Termination by UBS Securities LLC; (iii) by $397,226,000 if an Escalation Trigger arises as a result of a Limited Termination by Harbinger Del-Auto

A-D Acquisition Holdings, LLC
Delphi Corporation
October [29], 2007

Investments Company, Ltd.; (iv) by $400,000,000 if an Escalation Trigger arises as a result of a Limited Termination by Goldman Sachs & Co.; and (v) by $342,656,000 if an Escalation Trigger arises as a result of a Limited Termination by Pardus DPH Holding LLC. The Funds to be provided by or on behalf of AMLP to the Investor will be used to provide the financing for the Investor (i) to purchase the Investor Shares pursuant to the Agreement (the “Purchase Obligation”) and (ii) to satisfy the Investor’s other obligations under the Agreement, if any; provided, however, that the aggregate liability of AMLP under the immediately preceding clauses (i) and (ii) shall under no circumstances exceed the Cap (as defined below). AMLP shall not be liable to fund to the Investor any amounts hereunder (other than to fund the Purchase Obligation), unless and until, any party to the Agreement, other than the Company, commits a willful breach of the Agreement. For purposes of this letter agreement, the “Cap” shall mean (i) at all times on or prior to the Subsequent Approval Date, $100,000,000 and (ii) after the Subsequent Approval Date, $250,000,000. Our commitment to fund the Investor’s Purchase Obligation is subject to the satisfaction, or waiver in writing by AMLP and the Investor, of all of the conditions, if any, to the Investor’s obligations at such time contained in the Agreement.
          Notwithstanding any other term or condition of this letter agreement, (i) under no circumstances shall the liability of AMLP hereunder or for breach of this letter agreement exceed, in the aggregate, the Cap for any reason, (ii) under no circumstances shall AMLP be liable for punitive damages and (iii) the liability of AMLP shall be limited to monetary damages only. There is no express or implied intention to benefit any person or entity not party hereto and nothing contained in this letter agreement is intended, nor shall anything herein be construed, to confer any rights, legal or equitable, in any person or entity other than the Investor and the Company. Subject to the terms and conditions of this letter agreement, the Company shall have the right to assert its rights hereunder directly against AMLP.
          The terms and conditions of this letter agreement may be amended, modified or terminated only in a writing signed by all of the parties hereto. AMLP’s obligations hereunder may not be assigned, except its obligations to provide the Funds may be assigned to one or more of its affiliated funds or managed accounts affiliated with AMLP, provided that such assignment will not relieve AMLP of its obligations under this letter agreement.
          This commitment will be effective upon the Investor’s acceptance of the terms and conditions of this letter agreement (by signing below) and the execution of the Agreement by the Company and will expire on the earliest to occur of (i) the closing of the transactions contemplated by the Agreement, and (ii) termination of the Agreement in accordance with its terms; provided, however, that in the event that the Agreement is terminated, AMLP’s obligations hereunder to provide funds to the Investor to fund the Investor’s obligations under the Agreement on account of any willful breach of the Agreement for which the Investor would be liable shall survive; provided, further, that the Company shall provide AMLP with written notice within 90 days after the termination of the Agreement of any claim that a willful breach of the Agreement has occurred for which the Investor would be liable and if the Company fails to timely provide such notice then all of AMLP’s obligations hereunder shall terminate, this letter

A-D Acquisition Holdings, LLC
Delphi Corporation
October [29], 2007

agreement shall expire and any claims hereunder shall forever be barred. Upon the termination or expiration of this letter agreement, all rights and obligations of the parties hereunder shall terminate and there shall be no liability on the part of any party hereto.
          AMLP hereby represents and warrants as follows:
          (a) AMLP is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.
          (b) AMLP has the requisite limited partnership power and authority to enter into, execute and deliver this letter agreement and to perform its obligations hereunder and all necessary action required for the due authorization, execution, delivery and performance by it of this letter agreement has been taken.
          (c) This letter agreement has been duly and validly executed and delivered by AMLP and constitutes its valid and binding obligation, enforceable against it in accordance with its terms.
          (d) AMLP has, and will have on the Closing Date, available funding necessary to provide the Funds in accordance with this letter agreement.
          No director, officer, employee, partner, member or direct or indirect holder of any equity interests or securities of AMLP, or any of its affiliated funds or managed accounts, and no director, officer, employee, partner or member of any such persons other than any general partner (collectively, the “Party Affiliates”) shall have any liability or obligation of any nature whatsoever in connection with or under this letter or the transactions contemplated hereby, and each party hereto hereby waives and releases all claims against such Party Affiliates related to such liability or obligation.
          This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof). AMLP, THE INVESTOR AND THE COMPANY HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF, AND VENUE IN, THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS.
          The parties hereto acknowledge and agree that the commitment letter of AMLP in favor of the Investor and the Company, dated August 3, 2007, has been terminated and is of no further force and effect and that AMLP shall have no further liability or obligation under such commitment letter.
          This letter agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and same instrument.

A-D Acquisition Holdings, LLC
Delphi Corporation
October [29], 2007

* * * *

Sincerely, Appaloosa Management L.P.
By:
Name:
Title:

Agreed to and accepted as of the date first
above written:
A-D Acquisition Holdings, LLC

By:

Name:
Title:
Delphi Corporation

By:

Name:
Title:

Harbinger Capital Partners Master Fund I, Ltd.
c/o 555 Madison Avenue
New York, New York 10122
                     October [29], 2007
Harbinger Del-Auto Investment Company Ltd.
c/o Harbinger Capital Partners Master Fund I, Ltd.
555 Madison Avenue
New York, New York 10022
Delphi Corporation
5725 Delphi Drive
Troy, Michigan 48098
Ladies and Gentlemen:
          Reference is made to that certain Equity Purchase and Commitment Agreement, as amended by that certain First Amendment to such Equity Purchase and Commitment Agreement, dated as of October [29], 2007 (as from time to time amended, restated, amended and restated, modified or supplemented in accordance with the terms thereof, the “Agreement”), by and among A-D Acquisition Holdings, LLC, a limited liability company formed under the laws of the State of Delaware, Harbinger Del-Auto Investment Company, Ltd., an exempted company formed under the laws of the Cayman Islands (the “Investor”), Merrill Lynch, Pierce Fenner & Smith, Incorporated, a Delaware corporation, UBS Securities LLC, a limited liability company formed under the laws of the State of Delaware, Goldman Sachs & Co., a New York limited partnership, and Pardus DPH Holding LLC, a limited liability company formed under the laws of the State of Delaware, on the one hand, and Delphi Corporation, a Delaware corporation (as a debtor-in-possession and a reorganized debtor, as applicable, the “Company”), on the other hand. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.
          This letter will confirm the commitment of Harbinger Capital Partners Master Fund I, Ltd. (“Harbinger”), on behalf of one or more of its affiliated funds or managed accounts to be designated, to provide or cause to be provided funds (the “Funds”) to the Investor in an amount up to $397,226,000, subject to the terms and conditions set forth herein. The Funds to be provided by or on behalf of Harbinger to the Investor will be used to provide the financing for the Investor (i) to purchase the Investor Shares pursuant to the Agreement (the “Purchase Obligation”) and (ii) to satisfy the Investor’s other obligations under the Agreement, if any; provided, however, that the aggregate liability of Harbinger under clauses (i) and (ii) shall under no circumstances exceed the Cap (as defined below). Harbinger shall not be liable to fund to the Investor any amounts hereunder (other than to fund the Purchase Obligation), unless, and until, any party to the Agreement other than the Company commits a willful breach of the Agreement. For purposes of this letter agreement, the “Cap” shall mean at all times $38,944,000. Our commitment to fund the Investor’s Purchase Obligation is subject to the satisfaction, or waiver in writing by Harbinger and the Investor, of all of the conditions, if any, to the Investor’s obligations at such time contained in the Agreement.
          Notwithstanding any other term or condition of this letter agreement, (i) under no circumstances shall the liability of Harbinger hereunder or for breach of this letter agreement

Harbinger Del-Auto Investment Company Ltd.
Delphi Corporation
October [29], 2007

exceed, in the aggregate, the Cap for any reason, (ii) under no circumstances shall Harbinger be liable for punitive damages, and (iii) the liability of Harbinger shall be limited to monetary damages only. There is no express or implied intention to benefit any person or entity not party hereto and nothing contained in this letter agreement is intended, nor shall anything herein be construed, to confer any rights, legal or equitable, in any person or entity other than the Investor and the Company. Subject to the terms and conditions of this letter agreement, the Company shall have the right to assert its rights hereunder directly against Harbinger.
          The terms and conditions of this letter agreement may be amended, modified or terminated only in a writing signed by all of the parties hereto. Harbinger’s obligations hereunder may not be assigned, except its obligations to provide the Funds may be assigned to one or more of its affiliated funds or managed accounts affiliated with Harbinger, provided that such assignment will not relieve Harbinger of its obligations under this letter agreement.
          This commitment will be effective upon the Investor’s acceptance of the terms and conditions of this letter agreement (by signing below) and the execution of the Agreement by the Company and will expire on the earliest to occur of (i) the closing of the transactions contemplated by the Agreement, and (ii) termination of the Agreement in accordance with its terms; provided, however, that in the event that the Agreement is terminated, Harbinger’ obligations hereunder to provide funds to the Investor to fund the Investor’s obligations under the Agreement on account of any willful breach of the Agreement for which the Investor would be liable shall survive; provided, further, that the Company shall provide Harbinger with written notice within 90 days after the termination of the Agreement of any claim that a willful breach of the Agreement has occurred for which the Investor would be liable and if the Company fails to timely provide such notice then all of Harbinger’ obligations hereunder shall terminate, this letter agreement shall expire and any claims hereunder shall be forever barred. Upon the termination or expiration of this letter agreement all rights and obligations of the parties hereunder shall terminate and there shall be no liability on the part of any party hereto.
          Harbinger hereby represents and warrants as follows:
          (a) Harbinger is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.
          (b) Harbinger has the requisite corporate power and authority to enter into, execute and deliver this letter agreement and to perform its obligations hereunder and all necessary action required for the due authorization, execution, delivery and performance by it of this letter agreement has been taken.
          (c) This letter agreement has been duly and validly executed and delivered by Harbinger and constitutes its valid and binding obligation, enforceable against it in accordance with its terms.
          (d) Harbinger has, and will have on the Closing Date, available funding necessary to provide the Funds in accordance with this letter agreement.
          No director, officer, employee, partner, member or direct or indirect holder of any equity interests or securities of Harbinger, or any of its affiliated funds or managed accounts, and no director, officer, employee, partner or member of any such persons other than any

Harbinger Del-Auto Investment Company Ltd.
Delphi Corporation
October [29], 2007

general partner (collectively, the “Party Affiliates”) shall have any liability or obligation of any nature whatsoever in connection with or under this letter or the transactions contemplated hereby, and each party hereto hereby waives and releases all claims against such Party Affiliates related to such liability or obligation.
          This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof). HARBINGER, THE INVESTOR AND THE COMPANY HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF, AND VENUE IN, THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS.
          The parties hereto acknowledge and agree that the commitment letter of Harbinger in favor of the Investor and the Company, dated August 3, 2007, has been terminated and is of no further force and effect and that Harbinger shall have no further liability or obligation under such commitment letter.
          This letter agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and same instrument.

Harbinger Del-Auto Investment Company Ltd.
Delphi Corporation
October [29], 2007

Sincerely,

HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.

By:	Harbinger Capital Partners Offshore Manager, L.L.C., as investment manager

By:

Name: Philip A. Falcone
Title: Senior Managing Director
Agreed to and accepted as of the date first above written:
Harbinger Del-Auto Investment Company, Ltd.

By:

Name:
Title:

Delphi Corporation

By:

Name:
Title:

October [29], 2007
Pardus DPH Holding LLC
590 Madison Ave.
Suite 25E
New York, NY 10022
Delphi Corporation
5725 Delphi Drive
Troy, Michigan 48098
Ladies and Gentlemen:
          Reference is made to that certain Equity Purchase and Commitment Agreement, as amended by that certain First Amendment to such Equity Purchase and Commitment Agreement, dated as of October [29], 2007 (as from time to time amended, restated, amended and restated, modified or supplemented in accordance with the terms thereof, the “Agreement”), by and among A-D Acquisition Holdings, LLC, a limited liability company formed under the laws of the State of Delaware, Harbinger Del-Auto Investment Company, Ltd., an exempted company formed under the laws of the Cayman Islands, Merrill Lynch, Pierce Fenner & Smith Incorporated, a Delaware corporation, UBS Securities LLC, a limited liability company formed under the laws of the State of Delaware, Goldman Sachs & Co., a limited partnership formed under the laws of the State of New York and Pardus DPH Holding LLC, a limited liability company formed under the laws of the State of Delaware (the “Investor”), on the one hand, and Delphi Corporation, a Delaware corporation (as a debtor-in-possession and a reorganized debtor, as applicable, the “Company”), on the other hand. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.
     This letter will confirm the commitment of Pardus Special Opportunities Master Fund L.P. (“Pardus”), to provide or cause to be provided funds (the “Funds”) to the Investor in an amount up to $342,656,000, subject to the terms and conditions set forth herein. The Funds to be provided by or on behalf of Pardus to the Investor will be used to provide the financing for the Investor (i) to purchase the Investor Shares pursuant to the Agreement (the “Purchase Obligation”) and (ii) to satisfy the Investor’s other obligations under the Agreement, if any; provided, however, that the aggregate liability of Pardus under the immediately preceding clauses (i) and (ii) shall under no circumstances exceed the Cap (as defined below). Pardus shall not be liable to fund to the Investor any amounts hereunder (other than to fund the Purchase Obligation), unless and until, any party to the Agreement, other than the Company, commits a willful breach of the Agreement. For purposes of this letter agreement, the “Cap” shall mean $33,593,000. Our commitment to fund the Investor’s Purchase Obligation is subject to the satisfaction, or waiver in writing by Pardus and the Investor, of all of the conditions, if any, to the Investor’s obligations at such time contained in the Agreement.

Delphi Corporation
October [29], 2007

          Notwithstanding any other term or condition of this letter agreement, (i) under no circumstances shall the liability of Pardus hereunder or for breach of this letter agreement exceed, in the aggregate, the Cap for any reason, (ii) under no circumstances shall Pardus be liable for punitive damages and (iii) the liability of Pardus shall be limited to monetary damages only. There is no express or implied intention to benefit any person or entity not party hereto and nothing contained in this letter agreement is intended, nor shall anything herein be construed, to confer any rights, legal or equitable, in any person or entity other than the Investor and the Company. Subject to the terms and conditions of this letter agreement, the Company shall have the right to assert its rights hereunder directly against Pardus.
          The terms and conditions of this letter agreement may be amended, modified or terminated only in a writing signed by all of the parties hereto. The obligations of Pardus hereunder may not be assigned, except its obligations to provide the Funds may be assigned to one or more of its affiliated funds or managed accounts affiliated with Pardus, provided that such assignment will not relieve Pardus of its obligations under this letter agreement.
          This commitment will be effective upon the Investor’s acceptance of the terms and conditions of this letter agreement (by signing below) and the execution of the Agreement by the Company and will expire on the earliest to occur of (i) the closing of the transactions contemplated by the Agreement, and (ii) termination of the Agreement in accordance with its terms; provided, however, that in the event that the Agreement is terminated, the obligations of Pardus hereunder to provide funds to the Investor to fund the Investor’s obligations under the Agreement on account of any willful breach of the Agreement for which the Investor would be liable shall survive; provided further, that the Company shall provide Pardus with written notice within 90 days after the termination of the Agreement of any claim that a willful breach of the Agreement has occurred for which the Investor would be liable and if the Company fails to timely provide such notice then all of the obligations of Pardus hereunder shall terminate, this letter agreement shall expire and any claims hereunder shall forever be barred. Upon the termination or expiration of this letter agreement, all rights and obligations of the parties hereunder shall terminate and there shall be no liability on the part of any party hereto.
          Pardus hereby represents and warrants as follows:
          (a) Pardus is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.
          (b) Pardus has the requisite limited partnership power and authority to enter into, execute and deliver this letter agreement and to perform its obligations hereunder and all necessary action required for the due authorization, execution, delivery and performance by it of this letter agreement has been taken.
          (c) This letter agreement has been duly and validly executed and delivered by Pardus and constitutes its valid and binding obligation, enforceable against it in accordance with its terms.

Delphi Corporation
October [29], 2007

          (d) Pardus has, and will have on the Closing Date, available funding necessary to provide the Funds in accordance with this letter agreement.
          No director, officer, employee, partner, member or direct or indirect holder of any equity interests or securities of Pardus, or any of its affiliated funds or managed accounts, and no director, officer, employee, partner or member of any such persons other than any general partner (collectively, the “Party Affiliates”) shall have any liability or obligation of any nature whatsoever in connection with or under this letter or the transactions contemplated hereby, and each party hereto hereby waives and releases all claims against such Party Affiliates related to such liability or obligation.
          This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof). PARDUS, THE INVESTOR AND THE COMPANY HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF, AND VENUE IN, THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS.
          The parties hereto acknowledge and agree that the commitment letter of Pardus in favor of the Investor and the Company, dated August 3, 2007, has been terminated and is of no further force and effect and that Pardus shall have no further liability or obligation under such commitment letter.
     This letter agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and same instrument.
* * * *

Delphi Corporation
October [29], 2007

Sincerely,

pardus special opportunities master fund l.p.

By:	Pardus Capital Management L.P., its Investment Manager

By:

Name:
Title:
Agreed to and accepted as of the date first
above written:
Pardus dph holding llc

By:

Name:
Title:

Delphi Corporation

By:

Name:
Title:

Hearing Date: November 8, 2007 at 10:00 a.m.
Objection Deadline: November 2, 2007 at 4:00 p.m.
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
333 West Wacker Drive, Suite 2100
Chicago, Illinois 60606
(312) 407-0700
John Wm. Butler, Jr. (JB 4711)
John K. Lyons (JL 4951)
Ron E. Meisler (RM 3026)
          - and -
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
Four Times Square
New York, New York 10036
(212) 735-3000
Kayalyn A. Marafioti (KM 9632)
Thomas J. Matz (TM 5986)
Attorneys for Delphi Corporation, et al.,
     Debtors and Debtors-in-Possession
Delphi Legal Information Hotline:
Toll Free: (800) 718-5305
International: (248) 813-2698
Delphi Legal Information Website:
http://www.delphidocket.com
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

×
:
In re	:	Chapter 11
:
DELPHI CORPORATION, et al.,	:	Case No. 05-44481 (RDD)
:
	:	(Jointly Administered)
:
Debtors.	:
:
×
NOTICE OF EXPEDITED MOTION FOR ORDER UNDER 11 U.S.C. §§ 105(a), 363(b), 503(b), AND
507(a) AUTHORIZING AND APPROVING AMENDMENT TO
DELPHI-APPALOOSA EQUITY PURCHASE AND COMMITMENT AGREEMENT

          PLEASE TAKE NOTICE that on October 29, 2007, Delphi Corporation (“Delphi”) and certain of its subsidiaries and affiliates, debtors and debtors-in-possession in the above-captioned cases (collectively, the “Debtors”), filed a Expedited Motion For Order Authorizing And Approving Delphi-Appaloosa Equity Purchase And Commitment Agreement Pursuant To 11 U.S.C. Sections 105(a), 363(b), 503(b), And 507(a) (the “Motion”).
          PLEASE TAKE FURTHER NOTICE that a hearing to consider approval of the Motion will be held on November 8, 2007 at 10:00 a.m. (prevailing Eastern time) (the “Hearing”) before the Honorable Robert D. Drain, United States Bankruptcy Court for the Southern District of New York, One Bowling Green, Room 610, New York, New York 10004.
          PLEASE TAKE FURTHER NOTICE that objections, if any, to the Motion must (a) be in writing, (b) conform to the Federal Rules of Bankruptcy Procedure, the Local Bankruptcy Rules for the Southern District of New York, and the Supplemental Order Under 11 U.S.C. §§ 102(1) and 105 and Fed. R. Bankr. P. 2002(m), 9006, 9007, and 9014 Establishing (I) Omnibus Hearing Dates, (II) Certain Notice, Case Management, and Administrative Procedures, entered March 20, 2006 (Docket No. 2883) (the “Supplemental Case Management Order”) and the Ninth Supplemental Order Under 11 U.S.C. §§ 102(1) And 105 And Fed. R. Bankr. P. 2002(m), 9006, 9007, And 9014 Establishing Omnibus Hearing Dates And Certain Notice, Case Management, And Administrative Procedures, entered October 19, 2007 (Docket No. 10661) (together with the Supplemental Case Management Order, the “Case Management Orders”), (c) be filed with the Bankruptcy Court in accordance with General Order M-242 (as amended) – registered users of the Bankruptcy Court’s case filing system must file electronically, and all other parties-in-interest must file on a 3.5 inch disk (preferably in Portable Document Format (PDF), WordPerfect, or any other Windows-based word processing format), (d) be submitted in hard-copy form directly to the chambers of the Honorable Robert D. Drain, United States

2

Bankruptcy Judge, and (e) be served upon (i) Delphi Corporation, 5725 Delphi Drive, Troy, Michigan 48098 (Att’n: General Counsel), (ii) counsel to the Debtors, Skadden, Arps, Slate, Meagher & Flom LLP, 333 West Wacker Drive, Suite 2100, Chicago, Illinois 60606 (Att’n: John Wm. Butler, Jr.), (iii) counsel for the agent under the postpetition credit facility, Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 (Att’n: Donald Bernstein and Brian Resnick), (iv) counsel for the official committee of unsecured creditors, Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 (Att’n: Robert J. Rosenberg and Mark A. Broude), (v) counsel for the official committee of equity security holders, Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004 (Att’n: Bonnie Steingart), and (vi) the Office of the United States Trustee for the Southern District of New York, 33 Whitehall Street, Suite 2100, New York, New York 10004 (Att’n: Alicia M. Leonhard), in each case so as to be received no later than 4:00 p.m. (prevailing Eastern time) on November 2, 2007 (the “Objection Deadline”).

3

          PLEASE TAKE FURTHER NOTICE that only those objections made as set forth herein and in accordance with the Case Management Orders will be considered by the Bankruptcy Court at the Hearing. If no objections to the Motion are timely filed and served in accordance with the procedures set forth herein and the Case Management Orders, the Bankruptcy Court may enter a final order granting the Motion without further notice.

Dated:	New York, New York October 29, 2007
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

		By:	/s/ John Wm. Butler, Jr.

John Wm. Butler, Jr. (JB 4711)
John K. Lyons (JL 4951)
Ron E. Meisler (RM 3026)
333 West Wacker Drive, Suite 2100
Chicago, Illinois 60606
(312) 407-0700

- and -

		By:	/s/ Kayalyn A. Marafioti

Kayalyn A. Marafioti (KM 9632)
Thomas J. Matz (TM 5986)
Four Times Square
New York, New York 10036
(212) 735-3000

4